Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

    THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of March 31, 2026, is entered into by and among THE HONEST COMPANY, INC., a Delaware corporation (“Company”; and together with any other person that joins the Credit Agreement (as defined below) as a Borrower, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), the other Loan Parties (as defined below) party hereto, the Lenders (as defined below) party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

RECITALS

A.Borrowers, the other parties signatory thereto as “Loan Parties” (each individually, a “Loan Party” and collectively, the “Loan Parties”), Administrative Agent, and the financial institutions party thereto as lenders (each individually, a “Lender” and collectively, the “Lenders”) have previously entered into that certain Credit Agreement, dated as of January 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B.The Loan Parties and Administrative Agent have previously entered into that certain Pledge and Security Agreement, dated as of January 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

C.Borrowers and the other Loan Parties have requested that Administrative Agent and the Lenders amend the Credit Agreement and the Security Agreement and Administrative Agent and the Lenders signatory hereto are willing to amend the Credit Agreement and the Security Agreement pursuant to the terms and conditions set forth herein.

D.Each Borrower and each other Loan Party is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement, the Security Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A.Amendment to Credit Agreement. Effective as of the Effective Date (as defined below):

A.Subject to the satisfaction in full of the conditions precedent set forth in Section 4 hereof, the Credit Agreement (other than the Exhibits and Schedules thereto, except as expressly set forth herein) is hereby amended as set forth on Exhibit A attached hereto such that all of the newly inserted bold, double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) and any formatting changes reflected therein shall be deemed to be inserted and reflected in the text of the Credit Agreement and all of the deleted stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) shall be deemed to be deleted from the text of the Credit Agreement.

B.Schedules 2.06, 3.05, 3.06, 3.15, 3.22, 6.01, 6.02, 6.04, and 6.10 to the Credit Agreement are hereby amended and replaced in their entirety with Schedules 2.06, 3.05, 3.06, 3.15, 3.22, 6.01, 6.02, 6.04, and 6.10 attached hereto in Exhibit B.

B.Amendment to Security Agreement. Effective as of the Effective Date (as defined below):
A.Subject to the satisfaction in full of the conditions precedent set forth in Section 4 hereof, the Security Agreement (other than the Exhibits and Annexes thereto, except as expressly set forth herein) is hereby amended as set forth on Exhibit C attached hereto such that all of the newly inserted bold, double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) and any formatting changes reflected therein shall be deemed to be inserted and reflected in the text of the Security Agreement and all of the deleted stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) shall be deemed to be deleted from the text of the Security Agreement.

B.Exhibits A, B, C, D, G, H, and J to the Security Agreement are hereby amended and replaced in their entirety with Exhibits A, B, C, D, G, H, and J attached hereto in Exhibit D.

C.Fee Letter. Borrowers and Administrative Agent have previously entered into that certain Fee Letter, dated as of January 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Fee Letter”). For the avoidance of doubt, Section 2 of the Fee Letter shall no longer be applicable.

D.Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of the date on which each of the following conditions precedent has been satisfied in full (the “Effective Date”):

A.Amendment. Each of Borrowers, the other Loan Parties, Administrative Agent and the Lenders shall have duly executed and delivered this Amendment, and Administrative Agent shall have received a fully executed counterpart hereof.

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B.Opinion. The Administrative Agent shall have received a written opinion of the Loan Parties' counsel, addressed to the Administrative Agent, the Issuing Banks and the Lenders in form and substance satisfactory to the Administrative Agent and its counsel.

C.Secretary’s Certificate. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated as of the date hereof and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign this Amendment and the other Loan Documents to which it is a party and, in the case of each Borrower, its Financial Officers, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

D.Representations and Warranties. The representations and warranties of Borrowers and the other Loan Parties set forth herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the Effective Date (other than any such representation or warranty set forth in any other Loan Document which by its terms is made as of a specified date, which representation or warranty shall be true and correct in all material respects only as of such specified date), provided that any such representation or warranty which is subject to any materiality qualifier shall be true and correct in all respects.
E.Other Required Documentation. Administrative Agent shall have received such other documents incident to the transactions contemplated by this Amendment as Administrative Agent or its counsel may have reasonably requested and such documents shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Administrative Agent, and all legal matters incident to this Amendment and the other documents delivered in connection herewith shall be satisfactory to Administrative Agent.

E.Representations and Warranties. Each Borrower and each other Loan Party represents and warrants to Administrative Agent and the Lenders as follows:

A.Authority. Each Borrower and each other Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by each Borrower and each other Loan Party of this Amendment have been duly approved by
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all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on such Borrower or such Loan Party.

B.Enforceability. This Amendment has been duly executed and delivered by each Borrower and each other Loan Party. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid, and binding obligation of each Borrower and each other Loan Party, enforceable against each Borrower and each other Loan Party in accordance with its terms, and is in full force and effect, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

C.Representations and Warranties. The representations and warranties of Borrowers and the other Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date hereof (other than any such representation or warranty which by its terms is made as of a specified date, which representation or warranty is true and correct in all material respects only as of such specified date), provided that any such representation or warranty which is subject to any materiality qualifier is true and correct in all respects.

D.No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

F.Choice of Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California, but giving effect to federal laws applicable to national banks.

G.Counterparts; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without
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further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.

H.Reference to and Effect on the Loan Documents.

a.Upon and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

b.Upon and after the Effective Date, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Security Agreement, and each reference in the other Loan Documents to “the Security Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Security Agreement as modified and amended hereby.

c.Except as specifically set forth in this Amendment, the Credit Agreement, Security Agreement, and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of Borrowers and the other Loan Parties to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

d.The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

I.Ratification. Each Borrower and each other Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement as amended hereby, and the other Loan Documents effective as of the date hereof.

J.Estoppel. To induce Administrative Agent and Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower and each other Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, as of the Effective Date, there exists no Default or Event of Default and no right of offset, defense, counterclaim, or objection in favor of any Borrower or any other Loan Party as against Administrative Agent or any Lender with respect to the Obligations.

K.Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
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L.Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

M.Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until this Amendment shall have been executed and delivered by Borrowers, the other Loan Parties, Administrative Agent and the Lenders.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

THE HONEST COMPANY, INC.,
a Delaware corporation

By:     /s/ Curtiss Bruce
Name:     Curtiss Bruce
Title:     Chief Financial Officer

[Honest - Signature Page to First Amendment]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By     /s/ Di Li
Name: Di Li
Title: Authorized Signatory
[Honest - Signature Page to First Amendment]

EXHIBIT A

DB2/ 651867043.9

CREDIT AGREEMENT

dated as of

January 25, 2023

among

THE HONEST COMPANY, INC.

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

___________________________

JPMORGAN CHASE BANK, N.A.,
as Sole Bookrunner and Sole Lead Arranger

~~ASSET BASED LENDING~~
11

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Page

ARTICLE I ~~–~~ Definitions    ~~6~~1
SECTION 1.01~~. DEFINED TERMS    6~~    Defined Terms    1
SECTION 1.02~~. CLASSIFICATION OF LOANS AND BORROWINGS.    44~~    Classification of Loans and Borrowings    46
SECTION 1.03~~. TERMS GENERALLY.    44~~    Terms Generally    46
SECTION 1.04~~. ACCOUNTING TERMS~~    Accounting Terms; GAAP    ~~45~~47
SECTION 1.05~~. INTEREST RATES; BENCHMARK NOTIFICATIONS    45~~    Interest Rates; Benchmark Notifications    47
SECTION 1.06~~. LETTERS OF CREDIT    46~~    Letters of Credit    48
SECTION 1.07~~. DIVISIONS    46~~    Divisions    48
SECTION 1.08~~. CURRENCY TRANSLATIONS; CURRENCY MATTERS    46~~    Currency Translations; Currency Matters    48
ARTICLE II ~~–~~ The Credits    ~~47~~49
~~SECTION 2.01. COMMITMENTS    47~~
~~SECTION 2.02.    LOANS AND BORROWINGS    47~~
~~SECTION 2.03. REQUESTS FOR BORROWINGS    48~~
SECTION ~~2.04. PROTECTIVE ADVANCES.~~2.01    Commitments    49
SECTION 2.02    Loans and Borrowings    50

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SECTION 2.03    Requests for Borrowings    50
SECTION 2.04    Protective Advances    51
SECTION 2.05~~. SWINGLINE LOANS AND OVERADVANCES~~    Swingline Loans.    ~~49~~52
SECTION 2.06~~. LETTERS OF CREDIT    51~~    Letters of Credit    53
~~SECTION 2.07. FUNDING OF BORROWINGS.    55~~
~~SECTION 2.08. INTEREST ELECTIONS.    56~~
~~SECTION 2.09. TERMINATION OF COMMITMENTS; INCREASE IN REVOLVING COMMITMENTS    57~~
~~SECTION 2.10. REPAYMENT AND AMORTIZATION OF LOANS; EVIDENCE OF DEBT.    58~~
SECTION ~~2.11. PREPAYMENT OF LOANS~~2.07    Funding of Borrowings    59
SECTION 2.08    Interest Elections    60
SECTION 2.09    Termination of Commitments; Increase in Revolving Commitments    61
SECTION 2.10    Repayment and Amortization of Loans; Evidence of Debt    63
SECTION 2.11    Prepayment of Loans    64
SECTION 2.12~~. FEES.    60~~Fees    64
SECTION 2.13~~. INTEREST    61~~    Interest    65
SECTION 2.14~~. ALTERNATE RATE OF INTEREST; ILLEGALITY~~    Alternate Rate of Interest; Illegality.    ~~61~~66
SECTION 2.15~~. INCREASED COSTS.    63~~    Increased Costs    69
SECTION 2.16~~. BREAK FUNDING PAYMENTS.    64~~    Break Funding Payments    70
SECTION 2.17~~. WITHHOLDING OF TAXES; GROSS-UP.    65~~    Withholding of Taxes; Gross-Up    71
SECTION 2.18~~. PAYMENTS GENERALLY; ALLOCATION OF PROCEEDS; SHARING OF SET-OFFS~~

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~~68~~    Payments Generally; Allocation of Proceeds; Sharing of Setoffs    75
SECTION 2.19~~. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS~~    Mitigation Obligations; Replacement of Lenders.    ~~70~~77
SECTION 2.20~~. DEFAULTING LENDERS.    71~~    Defaulting Lenders    78
SECTION 2.21~~. RETURNED PAYMENTS    73~~    Returned Payments    81
SECTION 2.22~~. BANKING SERVICES AND SWAP AGREEMENTS    73~~    Banking Services and Swap Agreements    81
ARTICLE III ~~–~~ Representations and Warranties    ~~74~~82
SECTION 3.01~~. ORGANIZATION; POWERS    74~~    Organization; Powers    82
SECTION 3.02~~. AUTHORIZATION; ENFORCEABILITY    74~~    Authorization; Enforceability    82
SECTION 3.03~~. GOVERNMENTAL APPROVALS; NO CONFLICTS.    74~~    Governmental Approvals; No Conflicts    82
SECTION 3.04~~. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE    74~~    Financial Condition; No Material Adverse Change    82
SECTION 3.05~~. PROPERTIES    74~~    Properties    83
SECTION 3.06~~. LITIGATION AND ENVIRONMENTAL MATTERS.    75~~    Litigation and Environmental Matters    83
SECTION 3.07~~. COMPLIANCE WITH LAWS AND AGREEMENTS; NO DEFAULT.    75~~    Compliance with Laws and Agreements; No Default    84
SECTION 3.08~~. INVESTMENT COMPANY STATUS.    75~~    Investment Company Status    84
SECTION 3.09~~. TAXES.    75~~Taxes    84
SECTION 3.10~~.~~     ERISA    ~~76~~84

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SECTION 3.11~~. DISCLOSURE.    76~~    Disclosure    84
SECTION 3.12~~. MATERIAL AGREEMENTS    76~~    Material Agreements    85
SECTION 3.13~~. SOLVENCY.    76~~    Solvency    85
SECTION 3.14~~. INSURANCE.    77~~    Insurance    85
SECTION 3.15~~. CAPITALIZATION AND SUBSIDIARIES.    77~~    Capitalization and Subsidiaries    86
SECTION 3.16~~. SECURITY INTEREST IN COLLATERAL    77~~    Security Interest in Collateral    86
SECTION 3.17~~. EMPLOYMENT MATTERS    77~~    Employment Matters    86
SECTION 3.18~~. MARGIN REGULATIONS    77~~    Margin Regulations    87
SECTION 3.19~~. USE OF PROCEEDS    78~~    Use of Proceeds    87
SECTION 3.20~~. NO BURDENSOME RESTRICTIONS    78~~    No Burdensome Restrictions    87
SECTION 3.21~~. ANTI-CORRUPTION LAWS AND SANCTIONS    78~~    Anti-Corruption Laws and Sanctions    87
SECTION 3.22~~. AFFILIATE TRANSACTIONS.    78~~    Affiliate Transactions    87
SECTION 3.23~~. COMMON ENTERPRISE    78~~    Common Enterprise    87
SECTION 3.24~~. AFFECTED FINANCIAL INSTITUTIONS    78~~    Affected Financial Institutions    88
SECTION 3.25~~. PLAN ASSETS; PROHIBITED TRANSACTIONS    78~~    Plan Assets; Prohibited Transactions    88

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SECTION 3.26    Outbound Investment Rules    88
ARTICLE IV ~~-~~ Conditions    ~~78~~88
SECTION 4.01~~. EFFECTIVE DATE    78~~    Effective Date    88
SECTION 4.02~~. EACH CREDIT EVENT.    81~~    Each Credit Event    91
ARTICLE V ~~–~~ Affirmative Covenants    ~~82~~92
SECTION 5.01~~. FINANCIAL STATEMENTS; BORROWING BASE AND OTHER INFORMATION    82~~    Financial Statements; Borrowing Base and Other Information    92
SECTION 5.02~~. NOTICES OF MATERIAL EVENTS.    86~~    Notices of Material Events    96
SECTION 5.03~~. EXISTENCE; CONDUCT OF BUSINESS    87~~    Existence; Conduct of Business    97
SECTION 5.04~~. PAYMENT OF OBLIGATIONS.    87~~    Payment of Obligations    97
SECTION 5.05~~. MAINTENANCE OF PROPERTIES    87~~    Maintenance of Properties    98
SECTION 5.06~~. BOOKS AND RECORDS; INSPECTION RIGHTS    87~~    Books and Records; Inspection Rights    98
SECTION 5.07~~. COMPLIANCE WITH LAWS.    88~~    Compliance with Laws    98
SECTION 5.08~~. USE OF PROCEEDS~~    Use of Proceeds.    ~~88~~99
SECTION 5.09~~. ACCURACY OF INFORMATION.    89~~    Accuracy of Information    99
SECTION 5.10~~. INSURANCE.    89~~    Insurance    99

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SECTION 5.11~~. CASUALTY AND CONDEMNATION    89~~    Casualty and Condemnation    100
SECTION 5.12~~. APPRAISALS    89~~    Appraisals    100
SECTION 5.13~~. DEPOSITORY BANKS    90~~    Depository Banks    100
SECTION 5.14~~. ADDITIONAL COLLATERAL; FURTHER ASSURANCES    90~~    Additional Collateral; Further Assurances    100
~~SECTION 5.15. POST CLOSING COVENANTS    90~~
ARTICLE VI ~~–~~ Negative Covenants    ~~91~~101
SECTION 6.01~~. INDEBTEDNESS.    91~~    Indebtedness    101
SECTION 6.02~~. LIENS.    93~~Liens    104
SECTION 6.03~~. FUNDAMENTAL CHANGES.    94~~    Fundamental Changes    105
SECTION 6.04~~. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS    94~~    Investments, Loans, Advances, Guarantees and Acquisitions    106
SECTION 6.05~~. ASSET SALES    96~~    Asset Sales    108
SECTION 6.06~~. SALE AND LEASEBACK TRANSACTIONS    97~~    Sale and Leaseback Transactions    109
SECTION 6.07~~. SWAP AGREEMENTS    97~~    Swap Agreements    109
SECTION 6.08~~. RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS.    97~~    Restricted Payments; Certain Payments of Indebtedness    109
SECTION 6.09~~. TRANSACTIONS WITH AFFILIATES.    98~~    Transactions with Affiliates    110

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SECTION 6.10    Restrictive Agreements    111
SECTION 6.11    Amendment of Material Documents    111
SECTION ~~6.10. RESTRICTIVE AGREEMENTS~~6.12    Financial Covenants.    ~~99~~111
~~SECTION 6.11. AMENDMENT OF MATERIAL DOCUMENTS    99~~
SECTION ~~6.12. FINANCIAL COVENANTS    99~~6.13    Outbound Investment Rules    112
ARTICLE VII ~~–~~ Events of Default    ~~99~~112
ARTICLE VIII ~~–~~ The Administrative Agent    ~~102~~115
SECTION 8.01~~. AUTHORIZATION AND ACTION    102~~    Authorization and Action.    115
SECTION 8.02~~. ADMINISTRATIVE AGENT’S RELIANCE, LIMITATION OF LIABILITY, ETC.    104~~    Administrative Agent’s Reliance, Limitation of Liability, Etc    118
SECTION 8.03~~. POSTING OF COMMUNICATIONS    105~~    Posting of Communications.    119
SECTION 8.04~~. THE ADMINISTRATIVE AGENT INDIVIDUALLY    106~~    The Administrative Agent Individually    121
SECTION 8.05~~. SUCCESSOR ADMINISTRATIVE AGENT    107~~    Successor Administrative Agent.    121
SECTION 8.06~~. ACKNOWLEDGEMENTS OF LENDERS AND ISSUING BANK    108~~    Acknowledgements of Lenders and Issuing Bank.    122
SECTION 8.07~~. COLLATERAL MATTERS    109~~    Collateral Matters    125
SECTION 8.08~~. CREDIT BIDDING    110~~    Credit Bidding    126
SECTION 8.09~~. CERTAIN~~    Certain ERISA ~~MATTERS~~Matters    ~~111~~127

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SECTION 8.10~~. FLOOD LAWS    112~~    Flood Laws    129
SECTION 8.11    Borrower Communications.    129
ARTICLE IX ~~-~~ Miscellaneous    ~~112~~130
SECTION 9.01~~. NOTICES    112~~    Notices    130
SECTION 9.02~~. WAIVERS; AMENDMENTS.    114~~    Waivers; Amendments    132
SECTION 9.03~~. EXPENSES; LIMITATION OF LIABILITY; INDEMNITY; ETC.    116~~    Expenses; Limitation of Liability; Indemnity; Etc    135
SECTION 9.04~~. SUCCESSORS AND ASSIGNS    118~~    Successors and Assigns    138
SECTION 9.05~~. SURVIVAL    121~~    Survival    142
SECTION 9.06~~. COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION.    122~~    Counterparts; Integration; Effectiveness; Electronic Execution    142
SECTION 9.07~~. SEVERABILITY    123~~    Severability    144
SECTION 9.08~~. RIGHT OF SETOFF.    123~~    Right of Setoff    144
SECTION 9.09~~. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.    123~~    Governing Law; Jurisdiction; Consent to Service of Process    144
SECTION 9.10~~.~~     WAIVER OF JURY TRIAL; JURY REFERENCE~~.    124~~145
SECTION 9.11~~. HEADINGS.    126~~    Headings    147
SECTION 9.12~~. CONFIDENTIALITY.    126~~    Confidentiality    147

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SECTION 9.13~~. SEVERAL OBLIGATIONS; NONRELIANCE; VIOLATION OF LAW    127~~    Several Obligations; Nonreliance; Violation of Law    149
SECTION 9.14~~.~~     USA PATRIOT ~~ACT.~~Act    ~~127~~149
SECTION 9.15~~. DISCLOSURE    127~~    Disclosure    149
SECTION 9.16~~. APPOINTMENT FOR PERFECTION    127~~    Appointment for Perfection    149
SECTION 9.17~~. INTEREST RATE LIMITATION    127~~    Interest Rate Limitation    149
SECTION 9.18~~. MARKETING CONSENT    128~~    Marketing Consent    150
SECTION 9.19~~. ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS    128~~    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    150
SECTION 9.20~~. NO FIDUCIARY DUTY, ETC.    128~~    No Fiduciary Duty, Etc    150
SECTION 9.21~~. ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS    129~~    Acknowledgement Regarding Any Supported QFCs    151
ARTICLE X ~~–~~ Loan Guaranty    ~~130~~152
SECTION 10.01~~. GUARANTY.    130~~    Guaranty    152
SECTION 10.02~~. GUARANTY OF PAYMENT    130~~    Guaranty of Payment    152
SECTION 10.03~~. NO DISCHARGE OR DIMINISHMENT OF LOAN GUARANTY    130~~    No Discharge or Diminishment of Loan Guaranty    153
SECTION 10.04~~. DEFENSES WAIVED.    131~~    Defenses Waived    153
SECTION 10.05~~. RIGHTS OF SUBROGATION    131~~    Rights of Subrogation    154

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SECTION 10.06~~. REINSTATEMENT; STAY OF ACCELERATION.    131~~    Reinstatement; Stay of Acceleration    154
SECTION 10.07~~. INFORMATION    131~~    Information    154
SECTION 10.08~~. TERMINATION    131~~    Termination    154
SECTION 10.09~~. TAXES.    132~~Taxes    155
SECTION 10.10~~. MAXIMUM LIABILITY    132~~    Maximum Liability    155
SECTION 10.11~~. CONTRIBUTION    132~~    Contribution.    155
SECTION 10.12~~. LIABILITY CUMULATIVE    133~~    Liability Cumulative    156
SECTION 10.13~~. KEEPWELL    133~~    Keepwell    156
ARTICLE XI ~~–~~ The Borrower Representative    ~~133~~156
SECTION 11.01~~. APPOINTMENT; NATURE OF RELATIONSHIP    133~~    Appointment; Nature of Relationship    156
SECTION 11.02~~. POWERS    133~~    Powers    157
SECTION 11.03~~. EMPLOYMENT OF AGENTS    133~~    Employment of Agents    157
SECTION 11.04~~. [INTENTIONALLY OMITTED]    134~~    [Intentionally Omitted].    157
SECTION 11.05~~. SUCCESSOR BORROWER REPRESENTATIVE    134~~    Successor Borrower Representative    157
SECTION 11.06~~. EXECUTION OF LOAN DOCUMENTS; BORROWING BASE CERTIFICATE    134~~    Execution of Loan Documents; Borrowing Base Certificate    157

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DB2/ 651867043.9

SCHEDULES:
Commitment Schedule
Schedule 2.06    --     Existing Letters of Credit
Schedule 3.05     --    Properties
Schedule 3.06     --    Disclosed Matters
Schedule 3.15     --     Capitalization and Subsidiaries
Schedule 3.22     --     Affiliate Transactions
Schedule 6.01     --     Existing Indebtedness
Schedule 6.02     --     Existing Liens
Schedule 6.04     --     Existing Investments
Schedule 6.10     --     Existing Restrictions
EXHIBITS:
Exhibit A     --     Form of Assignment and Assumption
Exhibit B     --     Form of Borrowing Base Certificate
Exhibit C     --     Form of Compliance Certificate
Exhibit D     --     Joinder Agreement

DB2/ 651867043.9

CREDIT AGREEMENT dated as of January 25, 2023 (as it may be amended or modified from time to time, this “Agreement”), among The Honest Company, Inc., a Delaware corporation (“Company” and together with any other person that joins this Agreement as a Borrower in accordance with the terms hereof, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I

Definitions
~~ARTICLE I~~
~~Definitions~~
SECTION 1.01.    ~~SECTION 1.01.~~ Defined Terms
. As used in this Agreement, the following terms have the meanings specified below:
“Account” has the meaning assigned to such term in the Security Agreement.
“Account Debtor” means any Person obligated on an Account.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

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“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.
“Agent-Related Person” has the meaning assigned to it in Section 9.03(d).
“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders at such time.
“Aggregate Revolving Commitment” means, at any time, the aggregate of the Revolving Commitments of all of the Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Revolving Commitment is $35,000,000.
“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time.
“Agreement” has the meaning specified in introductory paragraph hereof.
“Ancillary Document” has the meaning assigned to it in Section 9.06(b).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Parties” has the meaning assigned to it in Section 8.03(c).
“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, ~~Overadvances,~~ or Swingline Loans, a percentage equal to a fraction the numerator of which is such ~~Lender's~~Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment (provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time), and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the calculations under clauses (a) and (b) above.
“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolver CBFR Spread”, “Revolver Term Benchmark/RFR Spread” or

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“Commitment Fee Rate”, as the case may be, based upon the ~~Fixed Charge Coverage~~Leverage Ratio (calculated on a trailing ~~twelve (12) month~~four fiscal quarter basis) as of the most recent determination date, provided that the “Applicable Rate” shall be the applicable rates per annum set forth below in Category ~~I~~3 during the period from the First Amendment Effective Date to, and including, the last day of the first full fiscal quarter of the Company after the ~~date hereof~~First Amendment Effective Date:

~~Fixed Charge Coverage~~ Leverage Ratio	Revolver CBFR Spread	Revolver Term Benchmark/RFR Spread	Commitment Fee Rate
Category 1 ~~<1.00~~2.00 to 1.00	0.25%	2.25%	~~0.375~~0.250%
Category 2  ~~1.15~~2.00 to 1.00 but 1.00 to 1.00	~~-0.25~~0.00%	~~1.75~~2.00%	0.250%
Category 3  ~~1.15~~1.00 to 1.00	~~-0.50~~-0.25%	~~1.50~~1.75%	0.250%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Company based upon the Company’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the ~~Fixed Charge Coverage~~Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the ~~Fixed Charge Coverage~~Leverage Ratio shall be deemed to be in Category 1 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.
If at any time the Administrative Agent determines that the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrowers shall be required to retroactively pay any additional amount that the Borrowers would have been required to pay if such financial statements had been accurate at the time they were delivered.

“Approved Borrower Portal” has the meaning assigned to it in Section 8.11(a).
“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).
“Approved Fund” has the meaning assigned to such term in Section 9.04.

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“Arranger” means JPMorgan Chase Bank, N.A. in its capacity as sole bookrunner and sole lead arranger hereunder.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Availability” means, at any time, an amount equal to:
(a)    (I) so long as a Borrowing Base Trigger Period is not in effect, the Aggregate Revolving Commitment, and (II) during a Borrowing Base Trigger Period, the lesser of (i) the Aggregate Revolving Commitment ~~minus the Availability Block~~ and (ii) the Borrowing Base, minus
(b)    the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
    ~~“Availability Block” means an amount equal to $10,000,000; provided that the Availability Block shall be reduced to zero upon the Company demonstrating a Fixed Charge Coverage Ratio, calculated on a trailing twelve month basis of equal to or greater than 1.10 to 1.0 for two consecutive fiscal quarters ending after the Effective Date.~~
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments (and, if such day is not a Business Day, then on the immediately preceding Business Day).
“Available Revolving Commitment” means, at any time, the Aggregate Revolving Commitment minus the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European

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Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to any Loan Party or its Subsidiaries by JPMCB or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts, cash pooling services, and interstate depository network services), and (e) Lease Financing.
“Banking Services Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services, provided, however, Banking Services Obligations in respect of Lease Financing shall be limited to Lease Deficiency Obligations.
“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the

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applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)     the Adjusted Daily Simple SOFR;
(2)     the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent

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decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the

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Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

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“Borrower” or “Borrowers” have the respective meanings assigned to them in the preamble to this Agreement.
“Borrower Representative” has the meaning assigned to such term in Section 11.01.
“Borrowing” means (a) a Revolving Borrowing, (b) a Swingline Loan~~,~~ and (c) a Protective Advance ~~and (d) an Overadvance~~.
“Borrowing Base” means, at any time, the sum of (a) ~~85~~80% of the Dollar Equivalent of the Borrowers’ Eligible Accounts at such time, plus (b) ~~the lesser of (i) 70~~50% of the Borrowers’ Eligible Inventory, at such time, valued at the lower of weighted average cost or market value, ~~and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Borrowers’ Eligible Inventory, valued at the lower of weighted average cost or market value,~~ minus (c) Reserves~~, minus (d) the Availability Block.~~ . The maximum amount of Inventory which may be included as part of the Borrowing base shall not exceed 50% of the Borrowing Base. The Administrative Agent may from time to time, in its Permitted Discretion, establish and/or adjust Reserves. ~~The calculations in clause (b) above may be determined on a combined basis for Eligible Inventory or on a category by category basis for Eligible Inventory, as determined by the Administrative Agent in its Permitted Discretion from time to time based on its review of any appraisal and/or field examination of such Inventory.~~
“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B or another form which is acceptable to the Administrative Agent in its sole discretion.
“Borrowing Base Trigger Period” means each period commencing on a date on which a Borrowing Base Certificate is required to be delivered pursuant to Section 5.01(g), through but excluding the last day of the first month thereafter for which a Borrowing Base Certificate is not required to be delivered pursuant to Section 5.01(g).
“Borrowing Request” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.03.
“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.10.
“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate~~, any such day that is only a U.S. Government Securities Business Day~~.
“Canadian dollars” or “Cdn $” means the lawful currency of Canada.

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“Capital Expenditures” means, without duplication, any cash expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, but excluding any capitalized software development costs to the extent such costs are deducted from Net Income under the definition of EBITDA for such period.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“CB Floating Rate” means the greater of the Prime Rate or 2.5%. Any change in the CB Floating Rate due to a change in the Prime Rate shall be effective from and including the effective date of such change in the Prime Rate.
“CBFR”, when used in reference to: (a) a rate of interest, refers to the CB Floating Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the CB Floating Rate.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company on a fully diluted basis; (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date of this Agreement or nominated or appointed by the board of directors of the Company or (ii) appointed by directors so nominated or appointed; or (c) except as permitted by Section 6.03, the Company shall cease to own, free and clear of all Liens or other encumbrances, 100% of the outstanding Equity Interests of each of its Subsidiaries on a fully diluted basis.
“Change in Law” means the occurrence after the date of this Agreement of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such ~~Lender's~~Lender’s or Issuing ~~Bank's~~Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith

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or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning assigned to such term in Section 9.17.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans~~,~~ or Protective Advances ~~or Overadvances~~.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations; provided that Collateral shall not include any Excluded Collateral.
“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.
“Collateral Documents” means, collectively, the Security Agreement , the Mortgages (if any) and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Administrative Agent.
“Collateralized Letters of Credit” mean Letters of Credit issued hereunder which have been cash collateralized for the benefit of the applicable Issuing Banks prior to the issuance thereof in accordance with the procedures set forth in Section 2.06(j) in an amount equal to no less than 105% of the face amount of such Letters of Credit. Letters of Credit shall only continue to constitute Collateralized Letters of Credit hereunder to the extent the Administrative Agent holds at least 105% cash collateral of the LC Exposure related thereto.
    ~~“Collection Account” has the meaning assigned to such term in the Security Agreement.~~

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“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers. The Commercial LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Commercial LC Exposure at such time.
“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each ~~Lender's~~Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commitment Schedule” means the Schedule attached hereto identified as such.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 8.03(c).
“Company” has the meaning assigned therefor in the preamble to this Agreement.
“Competitor” means any Person which is a direct competitor of the Company or its Subsidiaries if, at the time of a proposed assignment, the Administrative Agent and the assigning Lender have actual knowledge that such Person is a direct competitor of the Company or its Subsidiaries; provided, that in connection with any assignment or participation, the assignee or participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in or is otherwise affiliated with any such direct competitor, and is not itself such a direct competitor of the Company or its Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition.
“Compliance Certificate” means a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
    ~~“Controlled Disbursement Account” means any accounts of the Borrowers maintained with the Administrative Agent as a cash management account with a unique ABA routing number which effectively~~

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~~limits the number and frequency of daily check presentments pursuant to and under any agreement between a Borrower and the Administrative Agent, as modified and amended from time to time, and through which all or substantially all check disbursements of a Borrower, any other Loan Party and any designated Subsidiary of a Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.~~
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
    ~~“Covenant Testing Trigger Period” means, after the Availability Block has been reduced to $0, the period (a) commencing on any day that Availability is less than an amount equal to 10% of the Aggregate Revolving Commitment, and (b) continuing until Availability has been greater than or equal to an amount equal to 10% of the Aggregate Revolving Commitment at all times for thirty (30) consecutive calendar days.~~
“Covered Entity” means any of the following:
~~(i)~~ (i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
~~(ii)~~ (ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
~~(iii)~~ (iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.21.
“Credit Exposure” means, as to any Lender at any time, the sum of such Lender’s Revolving Exposure at such time.
“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be

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SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.
“Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”

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“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Document” has the meaning assigned to such term in the Security Agreement.

~~“Dollars”, “dollars” or “$” refers to lawful money of the U.S.~~
“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount and (b) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it reasonably deems appropriate.
“Dollars”, “dollars” or “$” refers to lawful money of the U.S.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S.
“Earn-Outs” shall mean unsecured liabilities of the Company or any of its Subsidiaries arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.
“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) non-cash stock-based compensation expenses for such period, (v) any non-cash losses on sales of fixed assets, non-cash losses on investments, write-downs of fixed or intangible assets or goodwill impairment charges (but excluding any non-cash charge that relates to the write-down or write-off of inventory other than (A) non-cash charges that relate to the write-down or write-off of inventory in an amount not to exceed ~~(x)~~  $2,500,000 in the aggregate in any trailing ~~twelve (12) month~~four fiscal quarter period, and (~~y) $5,000,000 in the aggregate for all periods~~B) non-cash charges incurred on or prior to December 31, 2025, that relate to the write-down or write-off of inventory directly attributable to business line exits, discontinued operations or any sale or disposition of any asset of the Company or its Subsidiaries (which, for the avoidance of doubt, are in addition to any non-cash charges permitted in (A)), in an aggregate amount not to exceed $16,000,000), (vi) any extraordinary non-cash charges for such period, (vii) any other non-cash charges for such

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period, including realized non-cash foreign exchange losses and non-cash stock based compensation charges (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), (viii) expenses, fees, costs, and charges incurred in connection with the Transactions in an aggregate amount not to exceed $500,000, (ix) fees, costs, and expenses that are actually incurred in connection with Permitted Acquisitions, investments, equity issuances (including secondary offerings), issuances of Indebtedness for borrowed money, dispositions or refinancing transactions and modifications of instruments (including any amortization or write-off of debt issuance or deferred financing costs, premiums, prepayment penalties, commissions, discounts, yield and other fees and charges), (x) non-recurring charges, costs, losses, fees and expenses directly incurred or paid directly as a result of business line exits, discontinued operations or any sale or disposition of any asset of the Company or its Subsidiaries, to the extent factually supportable, (xi) expenses that have been reimbursed in cash by a third party (who is not an Affiliate of any Loan Party) during the same period pursuant to an indemnity or guaranty in favor of Company or its Subsidiaries to the extent such reimbursements do not increase Net Income, (xii) costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions and synergies related to restructurings (including restructuring costs related to Acquisitions after the Effective Date), operating improvements and other similar initiatives, integration, transition, facilities opening and pre-opening, business optimization and other restructuring and integration costs, charges accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs, costs related to the closure or consolidation of facilities, stores and distribution centers, curtailments, costs related to entry into new markets, costs related to preopening and opening of stores, distribution centers or other facilities, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans and new systems design and implementation costs, information technology costs, website rebranding and redesign costs and project startup costs) incurred during such period, (xiii) any costs incurred during such period with respect to liability, casualty events or business interruption, to the extent covered by insurance which has not been denied, but excluding any such costs to the extent indemnification payments, reimbursements or insurance proceeds were received in any subsequent period, (xiv) net non-cash losses (including all fees, expenses and charges related thereto) on the retirement or extinguishment of Indebtedness, (xv) fees, expenses and settlement costs expensed during such period that directly arise out of non-recurring litigation or settlement costs, fees or expenses in an aggregate amount not to exceed $5,000,000 in the aggregate in any trailing ~~twelve (12) month~~four fiscal quarter period, (xvi) fees, costs, charges and expenses incurred during such period relating to any amendment, restatement, waiver, consent or other modification of this Agreement or the other Loan Documents, whether or not consummated, (xvii) non-cash unrealized losses recognized during such period due to “mark-to-market” accounting in respect of Swap Agreements, and (xviii) solely to the extent consented to by the Administrative Agent, cost savings, operating expense reductions and synergies related to restructurings, cost savings initiatives, operating improvements and other similar initiatives realized during such period annualized over the prior twelve months, in an aggregate amount not to exceed $~~5,000,000~~7,500,000 for such period, and (xix) ~~costs and~~ expenses ~~(including severance, cash and non-cash compensation and bonuses)~~  incurred in connection with the Company’s ~~Chief~~ Executive ~~Officer transition in an aggregate amount not to exceed $7,000,000 for all periods~~Severance Program;

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provided that the aggregate amount of all adjustments added back pursuant to the foregoing clauses (ix), (x), (xii), (xv), (xvi), (xviii) and (xix) shall not exceed the greater of (x) $15,000,000 and (y) twenty-five percent (25%) of EBITDA (calculated before giving effect to such adjustments), in any ~~twelve~~ four fiscal ~~month~~quarter period, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for such Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Accounts” means, at any time, the Accounts of a Borrower which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Accounts shall not include any Account of a Borrower:

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(a)    which is not subject to a first priority perfected security interest in favor of the Administrative Agent;
(b)    which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;
(c)    (i) which is unpaid more than 120 days after the date of the original invoice therefor or more than 60 days after the original scheduled due date therefor, or (ii) which has been written off the books of such Borrower or otherwise designated as uncollectible;
(d)    which is owing by an Account Debtor for which more than ~~50~~20% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;
(e)    which is owing by an Account Debtor to the extent the aggregate Dollar Equivalent amount of Accounts owing from such Account Debtor and its Affiliates to all Borrowers exceeds ~~35~~20% (or ~~55~~40% in the case of each of Target, Walmart, Sam’s Club, Amazon and Costco) ~~of the aggregate Dollar Equivalent amount of Eligible Accounts of all Borrowers; provided that no Accounts owing by any two Account Debtors and their Affiliates shall be eligible to the extent the aggregate Dollar Equivalent amount of Accounts owing from such two Account Debtors and their Affiliates to all Borrowers exceeds 70%~~ of the aggregate Dollar Equivalent amount of Eligible Accounts of all Borrowers (it being understood that the amount of Accounts under such limits shall not be deemed ineligible under this clause (e));
(f)    with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;
(g)    which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis; provided, that the Borrowers’ ordinary course business practices similar to those in place with Costco as in effect on the date hereof shall not be deemed a guaranteed sale, sale and return, sale on approval or any other repurchase or return basis; or (vi) relates to payments of interest, finance charges or late charges;
(h)    for which the goods giving rise to such Account have not been shipped by a Borrower or a Borrower’s agent to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once;
(i)    with respect to which any check or other instrument of payment has been returned uncollected for any reason;

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(j)    which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability, or is generally unable, to pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;
(k)    which is owed by any Account Debtor which has sold all or substantially all of its assets;
(l)    which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., or the District of Columbia, Canada, or any province of Canada unless, in any such case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent;
(m)    which is owed in any currency other than U.S. dollars or Canadian dollars;
(n)    which is owed by (i) any government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;
(o)    which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates;
(p)    which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;
(q)    which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;
(r)    which is evidenced by any promissory note, chattel paper or instrument;
(s)    which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such

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Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;
(t)    with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business but only to the extent of any such reduction, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;
(u)    which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Federal Reserve Board;
(v)    which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;
(w)    which was created on cash on delivery terms; or
~~(x)    unless otherwise waived by the Administrative Agent in its sole discretion, Accounts owned or generated by a target or business acquired in connection with a Permitted Acquisition until the completion of an appraisal and field examination with respect to such target or business, in each case, reasonably satisfactory to the Administrative Agent; or~~
(~~y~~x)    which the Administrative Agent determines is unacceptable in its Permitted Discretion.
In the event that an Account of a Borrower which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the Dollar Equivalent amount of an Eligible Account of a Borrower, the face Dollar Equivalent amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face Dollar Equivalent amount, (i) the Dollar Equivalent amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any Dollar Equivalent amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate Dollar Equivalent amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the Dollar Equivalent amount of such Account.
“Eligible Inventory” means, at any time, the Inventory of a Borrower which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without

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limiting the Administrative Agent’s discretion provided herein, Eligible Inventory of a Borrower shall not include any Inventory:
(a)    which is not subject to a first priority perfected Lien in favor of the Administrative Agent;
(b)    which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;
(c)    which is, in the Administrative Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;
(d)    with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreement has been breached or is not true or which does not conform to all standards imposed by any Governmental Authority;
(e)    in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;
(f)    which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;
(g)    which is not located in the U.S. or is in transit with a common carrier from vendors or suppliers or has not been released or cleared for sale by US Customs and Border Protection, Food and Drug Administration or other regulatory agencies~~, provided that, up to $15,000,000 of Inventory in transit from vendors and suppliers may be included as Eligible Inventory despite the foregoing provision of this clause (g) so long as:~~;
~~(i)    the Administrative Agent shall have received (1) upon the Administrative Agent’s request, a true and correct copy of the bill of lading and other shipping documents for such Inventory and (2) evidence of satisfactory casualty insurance naming the Administrative Agent as lender loss payable and otherwise covering such risks as the Administrative Agent may reasonably request,~~
~~(ii)    if the bill of lading is non-negotiable, the Inventory must be in transit within the U.S., and the Administrative Agent shall have received, if requested, a duly executed Collateral Access Agreement, in form and substance satisfactory to the Administrative Agent, from the applicable customs broker, freight forwarder or carrier for such Inventory,~~

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~~(iii)    if the bill of lading is negotiable, the Inventory must be in transit from outside the U.S., and the Administrative Agent shall have received (1) confirmation that the bill is issued in the name of such Borrower and consigned to the order of the Administrative Agent, and an acceptable agreement has been executed with such Borrower’s customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the Administrative Agent and has granted the Administrative Agent access to the Inventory, and (2) an estimate from such Borrower of the customs duties and customs fees associated with the Inventory in order to establish an appropriate Reserve,~~
~~(iv)    the common carrier is not an Affiliate of the applicable vendor or supplier, and~~
~~(v)    the customs broker is not an Affiliate of any Borrower;~~
(h)    which is located in any location leased by such Borrower unless (A) (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges and other Dollar Equivalent amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion and (B) at least $100,000 of Inventory of the Borrowers is located at such location;
(i)    which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document ~~(other than bills of lading to the extent permitted pursuant to clause (g) above)~~, unless (A) (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion and (B) at least $100,000 of Inventory of the Borrowers is located at such third party warehouse or in possession of such bailee;
(j)    which is being processed offsite at a third party location or outside processor, or is in transit to or from such third party location or outside processor, unless (i) such processor at the third party location or such outside processor has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion;
(k)    which is a discontinued product or component thereof;
(l)    which is the subject of a consignment by such Borrower as consignor;
(m)    which has not perished or which is within 90 days of its expiration date;
(n)    unless otherwise agreed to by the Administrative Agent in its sole discretion, which contains or bears any intellectual property rights licensed to such Borrower unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;
(o)    which is not reflected in a current perpetual inventory report of such Borrower ~~(unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory)~~;

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(p)    for which reclamation rights have been asserted by the seller;
(q)    which has been acquired from a Sanctioned Person; or
~~(r)    unless otherwise waived by the Administrative Agent in its sole discretion, Inventory owned or generated by a target or business acquired in connection with a Permitted Acquisition until the completion of an appraisal and field examination with respect to such target or business, in each case, reasonably satisfactory to the Administrative Agent; or~~
(~~s~~r)    which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion.
In the event that Inventory of a Borrower which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (a) the environment, (b) preservation or reclamation of natural resources, (c) the management, Release or threatened Release of any Hazardous Material or (d) health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equipment” has the meaning assigned to such term in the Security Agreement.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition upon any Loan Party or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.
“Excess Availability” shall mean Availability minus the aggregate amount of all outstanding trade payables of the Loan Parties which have been unpaid for more than 60 days after the due date therefor (other than trade payables being contested or disputed by any Loan Party in good faith), as determined by the Administrative Agent in its Permitted Discretion.
“Excluded Collateral” has the meaning assigned to such term in the Security Agreement.
“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having

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its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such ~~Lender's~~Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such ~~Recipient's~~Recipient’s failure to comply with Section 2.17(f); and (d) any withholding Taxes imposed under FATCA.
“Executive Severance Program” means The Honest Company, Inc. Severance Plan (the “Severance Plan”), as in effect on the First Amendment Effective Date, which was approved and adopted by the Compensation Committee in February 2026, and pursuant to which the Chief Executive Officer, and certain other officers of the Company (each, a “covered officer”), will be eligible to receive certain severance benefits as described in the Severance Plan.
“Existing Letter of Credit” means each letter of credit issued prior to the Effective Date by a Person that shall be an Issuing Bank and listed on Schedule 2.06.

~~“Extenuating Circumstance” means any period during which the Administrative Agent has determined in its sole discretion (a) that due to unforeseen and/or nonrecurring circumstances, it is impractical and/or not feasible to submit or receive a Borrowing Request or Interest Election Request by email or fax or through Electronic System, and (b) to accept a Borrowing Request or Interest Election Request telephonically.~~
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

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“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower.
“First Amendment Effective Date” means March 31, 2026.
“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus Unfinanced Capital Expenditures to (b) Fixed Charges, all calculated for such period for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus ~~prepayments and~~ scheduled principal payments on Indebtedness actually made (other than on account of the Obligations), plus expenses for taxes paid in cash, plus Restricted Payments paid in cash (other than Restricted Payments permitted under Section 6.08(a)(iv) and (v)), plus Capital Lease Obligation payments, plus cash contributions to any Plan, minus cash contributions to any Plan which has already been subtracted from Net Income in accordance with GAAP, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Fixtures” has the meaning assigned to such term in the Security Agreement.
“Flood Laws” has the meaning assigned to such term in Section 8.10.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0%.
“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Foreign Subsidiary Holdco” means any Domestic Subsidiary, all the assets of which consist directly or indirectly of equity or equity and indebtedness of one or more CFCs (including other Foreign Subsidiary Holdcos), immaterial amounts of cash or cash equivalents and other immaterial assets.
“Funded Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services if and to the extent such obligation would appear as a liability upon the balance sheet of the specified Person in accordance with GAAP (excluding (i) accounts payable or other liability to trade creditors incurred in the ordinary course of business, (ii) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of

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such Person and its Subsidiaries and (iii) licenses entered into in the ordinary course of business), and (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (i) the unpaid amount of such Indebtedness and (ii) fair market value of such property at the time of determination (in the Borrower’s good faith estimate).
“Funding Account” has the meaning assigned to such term in Section 4.01(h).
“GAAP” means generally accepted accounting principles in the U.S.
“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations entered into in the ordinary course of business or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (a) the stated or determinable amount of the primary payment obligation in respect of which such Guarantee is made and (b) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary payment obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing Person’s maximum reasonably possible liability in respect thereof as reasonably determined by the Borrower in good faith.
“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.
“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic

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substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.
“Immaterial Domestic Subsidiary” shall mean, on any date of determination any Domestic Subsidiaries (together with all other Immaterial Domestic Subsidiaries) for which neither: (i) the aggregate consolidated revenue of such Subsidiaries for any twelve (12) consecutive month period exceeds ten percent (10%) of the aggregate consolidated revenue of all of the Loan Parties and their Subsidiaries for such period nor (ii) the aggregate consolidated book value of the assets of such Subsidiaries exceeds ten percent (10%) of the aggregate consolidated book value of the assets of all of the Loan Parties and their Subsidiaries.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services if and to the extent such obligation would appear as a liability upon the balance sheet of the specified Person in accordance with GAAP (excluding (i) accounts payable or other liability to trade creditors incurred in the ordinary course of business, (ii) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its Subsidiaries and (iii) licenses entered into in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (i) the unpaid amount of such Indebtedness and (ii) fair market value of such property at the time of determination (in the Borrower’s good faith estimate), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, demand guarantees and similar independent undertakings, (i) all obligations, contingent or otherwise, of such Person in respect of bankers~~'~~’ acceptances, (j) obligations under any earn-out (which for all purposes of this Agreement other than the definition of Funded Indebtedness, shall be valued at the maximum potential amount payable with respect to each such earn-out (unless such maximum amount is not stated or determinable, in which case the amount of such maximum amount shall be estimated by Borrower Representative in good faith), and with respect to the definition of Funded Indebtedness, shall be valued in accordance with GAAP), (k) any other Off-Balance Sheet Liability, and (l) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and

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substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such ~~Person's~~Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(c).
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Information” has the meaning assigned to such term in Section 9.12.
“Interest Election Request” means a request by the Borrower Representative to convert or continue Borrowing in accordance with Section 2.08.
“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Company and its Subsidiaries for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any CBFR Loan (other than a Swingline Loan), the first day of each calendar month and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months~~'~~’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months~~'~~’ duration after the first day of such Interest Period) and the Maturity Date, and (d) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid and the Maturity Date.
“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower

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Representative may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Inventory” has the meaning assigned to such term in the Security Agreement.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means, individually and collectively, each of JPMCB and any other Revolving Lender from time to time designated by the Borrower Representative as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), with the consent of such Revolving Lender and the Administrative Agent, each in its capacity as the issuer of Letters of Credit hereunder and its respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.
“Issuing Bank Sublimits” means, as of the Effective Date, (a) $15,000,000, in the case of JPMCB and (b) such amount as shall be designated to the Administrative Agent and the Borrower Representative in writing by an Issuing Bank; provided that any Issuing Bank shall be permitted at any time to increase or reduce its Issuing Bank Sublimit upon providing five (5) days’ prior written notice thereof to the Administrative Agent and the Borrower Representative.
“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit D.
“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.

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“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.
“Lease Deficiency Obligation” means after default, repossession and disposition of the Equipment which is the subject of or which secures a Lease Financing, the amount, if any, by which (a) any and all obligations of the Loan Parties or their Subsidiaries to a Lessor, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with a specific Lease Financing, exceeds (b) the Net Proceeds realized by the Lessor upon the disposition of the Equipment which is the subject of or which secures the specific Lease Financing.
“Lease Financing” means (a) a lease of specific Equipment as defined in Article 2-A of the UCC, and (b) a secured financing transaction secured by specific Equipment, whether that transaction is called a lease or a loan, entered into by any Loan Party or its Subsidiaries with JPMCB or any of its Affiliates (in this context, the “Lessor”).
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lender-Related Person” has the meaning assigned to such term in Section 9.03(b).
“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption or otherwise, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.
“Letter of Credit Agreement” has the meaning assigned to it in Section 2.06(b).
“Letters of Credit” means the letters of credit issued pursuant to this Agreement and shall include each Existing Letter of Credit, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.
“Leverage Ratio” means, at any date, the ratio of (a) Funded Indebtedness on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date).
~~“Letter of Credit Agreement” has the meaning assigned to it in Section 2.06(b).~~
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement

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(or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit Agreement, the Collateral Documents, each Compliance Certificate, each Borrowing Base Certificate, the Loan Guaranty, any Obligation Guaranty, and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications and any agreements between the Borrower Representative and an Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the applicable Borrower and an Issuing Bank in connection with the issuance by such Issuing Bank of Letters of Credit, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Guarantor” means each Loan Party.
“Loan Guaranty” means Article X of this Agreement.
“Loan Parties” means, collectively, the Borrowers and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require; provided, however, that no CFC shall be required to be a Loan Party.
“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans~~, Overadvances~~  and Protective Advances.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its Obligations, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or remedies available to the Administrative Agent, the Issuing Banks or the Lenders under any of the Loan Documents.

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“Material Domestic Subsidiary” means each Loan Party organized under the laws of a jurisdiction located in the U.S. and each Domestic Subsidiary that is not an Immaterial Domestic Subsidiary.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding the greater of (x) $5,000,000 and (y) 35% of EBITDA. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Loan Parties in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Swap Agreement were terminated at such time.
“Maturity Date” means ~~April 30, 2026~~March 31, 2029 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.
“Maximum Rate” has the meaning assigned to such term in Section 9.17.
“~~Moody's~~Moody’s” means ~~Moody's~~Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
~~“Net Orderly Liquidation Value” means, with respect to Inventory (or any category thereof) of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.~~
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar

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proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligated Party” has the meaning assigned to such term in Section 10.02.
“Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Administrative Agent, for the benefit of the Secured Parties, by a guarantor who is not a Loan Party.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof; provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

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“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
    ~~“Overadvance” has the meaning assigned to such term in Section 2.05(b).~~
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Paid in Full” or “Payment in Full” means, (a) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a backup standby letter of credit satisfactory to the Administrative Agent and the applicable Issuing Bank, in an amount equal to 103% of the LC Exposure as of the date of such payment), (c) the indefeasible payment in full in cash of the accrued and unpaid fees, if any, (d) the indefeasible payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (e) the termination of all Commitments, and (f) the termination of the Swap Agreement Obligations and

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the Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties counterparties thereto.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Payment” has the meaning assigned to such term in Section 8.06(d).
“Payment Condition Liquidity” means, as of any date of determination, an amount equal to the amount of Borrowers’ unrestricted cash on hand on such date of determination, less the aggregate principal amount of all Revolving Loans then outstanding on such date of determination.
“Payment Conditions” shall be deemed to be satisfied in connection with an Investment, Permitted Acquisition, Restricted Payment or prepayment of Indebtedness (each, as “Specified Transaction”) if:
(a)no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to such Specified Transaction;
(b)immediately after giving effect to such Specified Transaction, the Borrowers shall have: (i) Payment Condition Liquidity, on a pro forma basis after giving effect to such Specified Transaction, of not less than $20,000,000, and (ii) a Leverage Ratio of equal to or less than 2.50 to 1.00, recomputed on a pro forma basis after giving effect to such Specified Transaction for the most recent fiscal quarter for which financial statements have been delivered to Administrative Agent under the Loan Documents; and
(c)the Borrower Representative shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in (a) and (b) above and attaching calculations for item (b).
“Payment Notice” has the meaning assigned to such term in Section 8.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means any Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:
~~(a)~~ (a)    such Acquisition is not a hostile or contested acquisition;
~~(b)~~ (b)    the business acquired in connection with such Acquisition is (i) located in the U.S., (ii) organized under applicable U.S. and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the

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Effective Date and any business operations or activities that are reasonably complementary, ancillary, similar, related, or incidental thereto or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto;
~~(c)~~ (c)    both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct (except any such representation or warranty which relates to a specified prior date, in which case such representation or warranty is true and correct as of such specified prior date) and no Default exists, will exist, or would result therefrom;
~~(d)~~ (d)    as soon as available, but not less than thirty (30) days prior to such Acquisition, the Borrower Representative has provided the Administrative Agent (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Administrative Agent including pro forma financial statements, statements of cash flow, and Availability projections;
~~(e)~~ (e)    [intentionally omitted];
~~(f)~~ (f)    the purchase price in connection with any single Acquisition shall not exceed $10,000,000 in cash consideration, unless otherwise consented by the Administrative Agent in its sole discretion;
~~(g)~~ (g)    if such Acquisition is an acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person shall become a Wholly-Owned Subsidiary of a Borrower and a Loan Party pursuant to the terms of this Agreement;
~~(h)~~ (h)    if such Acquisition is an acquisition of assets, such Acquisition is structured so that a Borrower or another Loan Party shall acquire such assets;
~~(i)~~ (i)    if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;
~~(j)~~ (j)    if such Acquisition involves a merger or a consolidation involving a Borrower or any other Loan Party, such Borrower or such Loan Party, as applicable, shall be the surviving entity;
~~(k)~~ (k)    in connection with an Acquisition of the Equity Interests of any Person, all Liens on property of such Person shall be terminated unless the Administrative Agent and the Lenders in their sole discretion consent otherwise, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be terminated (except for Liens permitted under Section 6.02);
~~(l) (I) if the purchase price in connection with such Acquisition is $2,000,000 in cash consideration or less, the Borrower Representative shall certify to the Administrative Agent and the Lenders (and provide the Administrative Agent and the Lenders with a pro forma calculation in form and substance reasonably satisfactory to the Administrative Agent and the Lenders) that, after giving effect to the completion of such Acquisition, Excess Availability is greater than or equal to~~

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~~an amount equal to 20% of the Aggregate Revolving Commitment; and (II) if the purchase price in connection with such Acquisition is more than $2,000,000 in cash consideration, the Borrower Representative shall certify to the Administrative Agent and the Lenders (and provide the Administrative Agent and the Lenders with a pro forma calculation in form and substance reasonably satisfactory to the Administrative Agent and the Lenders) that, after giving effect to the completion of such Acquisition, either (A) (i) Excess Availability is greater than or equal to an amount equal to 15% of the Aggregate Revolving Commitment, and (ii) the Fixed Charge Coverage Ratio, calculated on a trailing twelve month basis, is greater than or equal to 1.15 to 1.0, recomputed on a pro forma basis for the most recent fiscal month for which financial statements have been delivered to Administrative Agent under the Loan Documents or (B) the Availability Block equals $0 and Excess Availability is greater than or equal to an amount equal to 20% of the Aggregate Revolving Commitment;~~
(l)    the Payment Conditions shall be satisfied;
~~(m)~~ (m)    all actions required to be taken with respect to any newly acquired or formed Wholly-Owned Subsidiary of a Borrower or a Loan Party, as applicable, required under Section 5.14 shall have been taken; and
~~(n)~~ (n)    the Borrower Representative shall have delivered to the Administrative Agent (i) the substantially final form documentation relating to such Acquisition within 5 days prior to the consummation thereof (or such shorter period as agreed to by the Administrative Agent), and (ii) the final executed material documentation relating to such Acquisition within 10 days following the consummation thereof.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers~~'~~’, landlord’s, ~~warehousemen's~~warehousemen’s, mechanics~~'~~’, ~~materialmen's, repairmen's~~materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits (i) made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations and (ii) with respect to letters of credit, bank guarantees or similar instruments issued for the account of any Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (c)(i) above;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

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(e)    judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;
(g)     banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and payment processors; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness;
(h)    any interest or title of a licensor under any license or sublicense entered into by any Borrower or any Subsidiary as a licensee or sublicensee in the ordinary course of its business;
(i)    licenses, sublicenses, leases or subleases granted (i) between or among any of the Loan Parties or any of their Subsidiaries (or any combination thereof) or (ii) to other Persons permitted under Section 6.05;
(j)    possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Permitted Investments;
(k)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens attach only to the imported goods;
(l)    Liens or rights of setoff against credit balances of the Company or any Subsidiary with credit card issuers or credit card processors to secure obligations of the Company or such Subsidiary, as the case may be, to any such credit card issuer or credit card processor incurred in the ordinary course of business as a result of fees and chargebacks; and
(m)    leases, licenses, subleases or sublicenses of real property or equipment granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of any Borrower and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (e) above.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

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(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from ~~Moody's~~Moody’s;
(c)    investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)    money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000,
(f)    investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and
(g)    investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (f) above.
“Permitted Lien” means any Lien permitted under Section 6.02.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
~~“Prepayment Event” means:~~
~~(a)    at any time that full cash dominion is in effect pursuant to Section 7.3 of the Security Agreement, any Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party or any Subsidiary; or~~

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~~(b)    at any time that full cash dominion is in effect pursuant to Section 7.3 of the Security Agreement, any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any Subsidiary.~~
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Projections” has the meaning assigned to such term in Section 5.01(f).
“Protective Advance” has the meaning assigned to such term in Section 2.04.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public-Sider” means a Lender whose representatives may trade in securities of the Company or its Controlling Person or any of its Subsidiaries while in possession of the financial statements provided by the Company under the terms of this Agreement.
“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Company issued in connection with such Acquisition and including the maximum amount of Earn-Outs (unless such maximum amount is not stated or determinable, in which case the amount of such maximum amount shall be estimated by Borrower Representative in good faith)), paid or delivered by Company or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration and (b) any cash acquired in connection with such Acquisition.
~~“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.~~
~~“Public-Sider” means a Lender whose representatives may trade in securities of the Company or its Controlling Person or any of its Subsidiaries while in possession of the financial statements provided by the Company under the terms of this Agreement.~~
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.21.

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“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (b) if ~~the RFR for~~ such Benchmark is Daily Simple SOFR, then four (4) U.S. Government Securities Business Days prior to such setting or (c) if such Benchmark is not the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f).
“Register” has the meaning assigned to such term in Section 9.04(b).
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such ~~Person's~~Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such ~~Person's~~Person’s Affiliates.
“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

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“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.
“Report” means ~~reports~~(a) any report prepared by the Administrative Agent or another Person (other than a Loan Party) showing the results of appraisals, field examinations or audits pertaining to the assets of the ~~Loan Parties~~Borrowers from information furnished by or on behalf of the Borrowers (or any representative of the Borrowers), after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, and (b) any other report, document or certificate prepared or compiled by the Administrative Agent or another Person (other than a Loan Party) utilizing the Reports in clause (a) above or such other information furnished by or on behalf of the Borrowers (or any representative of the Borrowers) pertaining to their assets, in each case, which Reports may be distributed to the Lenders by the Administrative Agent.
~~“Reporting Trigger Period” means the period (a) commencing on any day that Availability is less than an amount equal to 15% of the Aggregate Revolving Commitment, and (b) continuing until Availability has been greater than or equal to an amount equal to 15% of the Aggregate Revolving Commitment at all times for 30 consecutive calendar days.~~
“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time.
“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation, bylaws, or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, volatility reserves, reserves for rent at locations leased by any Loan Party and for ~~consignee's~~consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party. Notwithstanding anything herein to the contrary, the Administrative Agent may, in its Permitted Discretion, establish, increase or decrease Reserves, without duplication, against the Borrowing Base or the Revolving Commitment. ~~Notwithstanding anything contained herein to the contrary, while the Availability Block is greater than $0, the reserves~~

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~~imposed for the chief executive office of each Loan Party and any location where Eligible Inventory is located shall not exceed an amount equal to 1 months’ rent, storage charges, fees or other amounts under the lease or other applicable agreement relative to such location plus the amount of any past due amounts owing with respect to such location, all as determined by the Administrative Agent in its Permitted Discretion.~~ For the avoidance of doubt, reserves for a leased location shall not be imposed to the extent a Collateral Access Agreement is in place for such location.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the president, Financial Officer or other ~~executive~~authorized officer of a Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.
“Reuters” means, as applicable, Thomson Reuters Corp, Refinitiv, or any successor thereto.
“Revolving Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Revolving Commitment” means, with respect to each Lender, the amount set forth on the Commitment Schedule opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, as such Revolving Commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04; provided, that at no time shall the Revolving Exposure of any Lender exceed its Revolving Commitment.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time~~, plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time~~.
“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

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“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.
“S&P” means Standard & ~~Poor's~~Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea~~, Zaporizhzhia and Kherson Regions~~ Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b)~~, or (d) any Person otherwise the subject of any Sanctions.~~ (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission of the U.S.
“Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) Swap Agreement Obligations, in each case, owing to one or more Lenders or their respective Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.
“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each

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indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the successors and assigns of each of the foregoing.
“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Settlement” has the meaning assigned to such term in Section 2.05(d).
“Settlement Date” has the meaning assigned to such term in Section 2.05(d).
“SOFR” means a rate ~~per annum~~ equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all standby Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Standby LC Exposure at such time.
“Statements” has the meaning assigned to such term in Section 2.18(f).
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written reasonable satisfaction of the Administrative Agent.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the ~~parent's~~parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which

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securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held , or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.
“Supported QFC” has the meaning assigned to it in Section 9.21.
“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.
“Swap Agreement Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with a Lender or an Affiliate of a Lender.
“Swap Obligation” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means JPMCB (or any of its designated branch offices or affiliates), in its capacity as lender of Swingline Loans hereunder. Any consent required of the Administrative Agent or an Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by JPMCB in its capacity as Administrative Agent or Issuing Bank shall be deemed given by JPMCB in its capacity as Swingline Lender.
“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services,

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use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted Daily Simple SOFR or the CBFR.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority,

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which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Indebtedness (other than the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures).
“Unfunded Commitment” means, with respect to each Lender, the Revolving Commitment of such Lender less its Revolving Exposure.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.
“U.S.” means the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means (i) for purposes of Sections 3.26 and 6.13 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.21.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

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“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.    ~~SECTION 1.02.~~ Classification of Loans and Borrowings
. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).
SECTION 1.03.    ~~SECTION 1.03.~~ Terms Generally
. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such ~~Person's~~Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this

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Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.    ~~SECTION 1.04.~~ Accounting Terms; GAAP~~.~~ .
(a) ~~(a)~~ Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness under Financial Accounting Standards Board Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b)    ~~(b)~~    Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
SECTION 1.05.    ~~SECTION 1.05.~~ Interest Rates; Benchmark Notifications
. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof,

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including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.06.~~SECTION 1.06.~~ Letters of Credit
. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or law or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
SECTION 1.07.    ~~SECTION 1.07.~~     Divisions
. For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

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SECTION 1.08.    ~~SECTION 1.08.~~     Currency Translations; Currency Matters
.
(a)For purposes of this Agreement and the other Loan Documents, the Administrative Agent shall determine any amount, unless expressly provided otherwise, as the Dollar Equivalent thereof as and if required (as determined by the Administrative Agent in its sole discretion) under any Loan Document, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document or certificate delivered to the Administrative Agent. The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date in its sole discretion. Further, without limitation, for purposes of computations, calculations, or determinations hereunder, unless expressly provided otherwise, where a reference is made to a dollar amount or an amount without reference to a specific currency (including, without limitation, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, such amounts), the amount is to be considered as the amount in dollars and, therefore, any other currency that is a component of such computation, calculation or determination shall be converted into the Dollar Equivalent thereof, as applicable.
(b)Each payment owing by any Borrower hereunder shall be made in the relevant currency specified herein or, if not specified herein, specified in any other Loan Document executed by the Administrative Agent (the “Currency of Payment”) at the place specified herein (such requirements are of the essence to this Agreement). If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in a Currency of Payment into another currency, the parties hereto agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Currency of Payment with such other currency in accordance with its normal practice at its head office on the Business Day preceding that on which final judgment is given. The obligations in respect of any sum due hereunder to the Administrative Agent shall, notwithstanding any adjudication expressed in a currency other than the Currency of Payment, be discharged only to the extent that, on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency, the Administrative Agent may, in accordance with normal banking procedures, purchase the Currency of Payment with such other currency. Each Borrower agrees that (i) if the amount of the Currency of Payment so purchased is less than the sum originally due to the Administrative Agent in the Currency of Payment, as a separate obligation and notwithstanding the result of any such adjudication, such Borrower shall immediately pay the shortfall (in the Currency of Payment) to the Administrative Agent and (ii) if the amount of the Currency of Payment so purchased exceeds the sum originally due to the Administrative Agent, the Administrative Agent shall promptly pay the excess over to such Borrower in the currency and to the extent actually received.
~~ARTICLE II~~
ARTICLE II

The Credits
~~The Credits~~
SECTION 2.01.    ~~SECTION 2.01.~~ Commitments
. Subject to the terms and conditions set forth herein, (a) each Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding: (A) so long as a Borrowing Base Trigger Period is not in effect, the Aggregate Revolving Commitment, and (B) during a Borrowing Base Trigger Period, the lesser of (x) the Aggregate Revolving Commitment ~~less the Availability Block~~ and (y) the

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Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances ~~and Overadvances~~ pursuant to the terms of Sections 2.04 ~~and 2.05~~. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay (without any penalty, premium or other prepayment fee, other than payment of any break funding expenses under Section 2.16) and reborrow Revolving Loans.
SECTION 2.02.    ~~SECTION 2.02.~~     Loans and Borrowings~~.~~ .
(a) ~~(a)~~  Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance~~, any Overadvance~~  and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05.
(b)    ~~(b)~~    Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of CBFR Loans or Term Benchmark Loans as the Borrower Representative may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as CBFR Borrowings but may be converted into Term Benchmark Borrowings in accordance with Section 2.08. Each Swingline Loan shall be a CBFR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
(c)    ~~(c)~~    At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. CBFR Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 5 Term Benchmark Borrowings outstanding.
(d)    ~~(d)~~    Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03.    ~~SECTION 2.03.~~ Requests for Borrowings
. To request a Borrowing, the Borrower Representative shall ~~notify~~submit a Borrowing Request to the Administrative Agent ~~of such request either in writing (delivered by hand or fax) by delivering a Borrowing Request signed by a Responsible Officer of the Borrower Representative or~~ through Electronic System ~~if~~ or the Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the Administrative Agent ~~(or if an Extenuating Circumstance shall exist, by telephone)~~ not later than (a) in the case of a Term Benchmark Borrowing, 10:00 a.m., Chicago time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of a CBFR Borrowing, noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of a CBFR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of such proposed Borrowing. Each such Borrowing Request shall be irrevocable and ~~each such telephonic Borrowing Request, if permitted, shall be confirmed immediately upon the cessation of the Extenuating Circumstance~~

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~~by hand delivery, facsimile or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and~~shall be signed by a Responsible Officer of the Borrower Representative~~. Each such written (or if permitted, telephonic)~~ ; provided that, each such electronic Borrowing Request submitted through the Approved Borrower Portal, if permitted, is not required to be signed but shall be submitted by a Responsible Officer of the Borrower Representative or its duly appointed designee to the Administrative Agent. Each Borrowing Request shall specify the following information ~~in~~ compliance with Section 2.02:
(i)~~(i)~~    the name of the applicable Borrower(s);
(ii)~~(ii)~~    the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;
(iii)~~(iii)~~    the date of such Borrowing, which shall be a Business Day;
(iv)~~(iv)~~    whether such Borrowing is to be a CBFR Borrowing or a Term Benchmark Borrowing; and
(v)~~(v)~~    in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a CBFR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one ~~month's~~month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such ~~Lender's~~Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.~~SECTION 2.04.~~ Protective Advances~~.~~ .
(a) ~~(a)~~ Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not exceed $3,500,000; provided further that, the Aggregate Revolving Exposure after giving effect to the Protective Advances being made shall not exceed the Aggregate Revolving Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be CBFR Borrowings. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become

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effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).
(b)~~(b)~~    Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such ~~Lender's~~Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.
SECTION 2.05.    ~~SECTION 2.05.~~ Swingline Loans ~~and Overadvances.~~ .
(a)     ~~(a)~~ The Administrative Agent, the Swingline Lender and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a CBFR Borrowing, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrowers, on the date of the applicable Borrowing to the Funding Account (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Swingline Loan shall be subject to all the terms and conditions applicable to other CBFR Loans funded by the Revolving Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. ~~In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender may, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Chicago time, on each Business Day, make available to the Borrowers by means of a credit to the Funding Account or the Controlled Disbursement Account, the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Controlled Disbursement Account that Business Day subject to the Administrative Agent’s standard procedures for calculating clearing totals each morning; provided that, if on any Business Day there is insufficient borrowing capacity to permit the Swingline Lender to make available to the Borrowers a Swingline Loan in the amount necessary to pay all items to be so drawn on any such Controlled Disbursement Account on such Business Day, then the Borrowers shall be deemed to have requested a CBFR Borrowing pursuant to Section 2.03 in the amount of such deficiency to be made on such Business Day. The~~ The aggregate amount of Swingline Loans outstanding at any time shall not exceed $7,000,000. The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Availability (before or after giving effect to such Swingline Loan). All Swingline Loans shall be CBFR Borrowings.
(b)Intentionally Omitted.
     ~~(b) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), on behalf of the Revolving Lenders, (x) make Revolving Loans to the Borrowers in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”) or (y) deem the amount of Revolving Loans outstanding to the Borrowers that are in~~

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~~excess of Availability to be Overadvances; provided that, no Overadvance shall result in a Default due to Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances shall constitute CBFR Borrowings. The making of an Overadvance on any one occasion shall not obligate the Administrative Agent to make any Overadvance on any other occasion. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed $3,500,000 at any time and no Overadvance shall cause any Revolving Lender's Revolving Exposure to exceed its Revolving Commitment; provided that, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.~~
(c)    ~~(c)~~    Upon the making of a Swingline Loan ~~or an Overadvance~~ (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan ~~or Overadvance~~), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan ~~or Overadvance~~ in proportion to its Applicable Percentage of the Revolving Commitment. The Swingline Lender or the Administrative Agent may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan ~~or Overadvance~~ purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such ~~Lender's~~Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan ~~or Overadvance~~.
(d)     ~~(d)~~    The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.
(e)Notwithstanding the foregoing, no Swingline Loans shall be made at any time when JPMCB is the sole Revolving Lender.
SECTION 2.06.    ~~SECTION 2.06.~~ Letters of Credit~~.~~ .
(a) ~~(a)~~ General. Subject to the terms and conditions set forth herein, the Borrower Representative may request any Issuing Bank to issue Letters of Credit for its own account or for the account of another Borrower denominated in dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to such Issuing Bank, at any time and from time

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to time during the Availability Period, and such Issuing Bank may, but shall have no obligation, to issue such requested Letters of Credit pursuant to this Agreement; provided that no Issuing Bank shall be under any obligation to issue a Letter of Credit that would result in more than a total of 20 Letters of Credit outstanding.
(b)    ~~(b)~~    Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower Representative shall deliver by hand or facsimile (or transmit through Electronic System, ~~if~~the Approved Borrower Portal, or such other electronic communication, in each case to the extent arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of, but in any event no less than three (3) Business Days prior to the requested date of issuance, amendment or extension) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing ~~Bank's~~Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the aggregate LC Exposure shall not exceed $15,000,000, (ii) no Revolving Lender’s Revolving Exposure shall exceed its Revolving Commitment and (iii) the Aggregate Revolving Exposure shall not exceed: (A) so long as a Borrowing Base Trigger Period is not in effect, the Aggregate Revolving Commitment, and (B) during a Borrowing Base Trigger Period, the lesser of (x) the Aggregate Revolving Commitment ~~minus the Availability Block~~ and (y) the Borrowing Base. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower Representative may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of this Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).
An Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if:
(i)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or request that such Issuing Bank refrain from issuing, amending or extending such Letter of Credit, or any Requirement of Law relating to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance, amendment or extension of letters of

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credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, or
(ii)~~(ii)~~    the issuance, amendment or extension of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(c)    ~~(c)~~    Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, including, without limitation, any automatic renewal provision, one year after such extension) and (ii) the date that is five Business Days prior to the Maturity Date.
(d)    ~~(d)~~    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such ~~Lender's~~Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Bank, such ~~Lender's~~Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason, including after the Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.
(e)    ~~(e)~~    Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Chicago time, on (i) the Business Day that the Borrower Representative receives notice of such LC Disbursement, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is received after 9:00a.m. Chicago time, on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a CBFR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting CBFR Revolving Borrowing or Swingline Loan, as applicable. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such ~~Lender's~~Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.

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07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank, as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of CBFR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.
(f)    ~~(f)~~    Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Revolving Lenders, nor any Issuing Bank or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    ~~(g)~~    Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by fax or through Electronic Systems) of such demand f

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or payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)    ~~(h)~~    Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to CBFR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment.
(i)    ~~(i)~~    Replacement and Resignation of an Issuing Bank.
(i)    ~~(i)~~    An Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (A) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (B) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any Existing Letter of Credit.
(ii)    ~~(ii)~~    Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.
(j)    ~~(j)~~    Cash Collateralization. If any Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect

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to any Borrower described in clause (h) or (i) of Article VII. Such Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Sections 2.10(b), 2.11(b), 2.20, or in accordance with the definition of Collateralized Letters of Credit. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remains outstanding after the expiration date specified in said paragraph (c), the Borrowers shall immediately deposit in the LC Collateral Account an amount in cash equal to 103% of such LC Exposure as of such date plus any accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of a Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all such Defaults have been cured or waived as confirmed in writing by the Administrative Agent.
(k)    ~~(k)~~    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, and amendments, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the stated amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(l)    ~~(l)~~    Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrowers (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of a Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters

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of Credit for its Subsidiaries inures to the benefit of the Borrowers, and that each Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(m)~~(m)~~    Existing Letters of Credit. All Existing Letters of Credit shall be deemed to have been issued pursuant to this Agreement and from and after the Effective Date shall be subject to and governed by the terms and conditions of this Agreement, including without limitation Section 2.12(b).
SECTION 2.07.    ~~SECTION 2.07.~~ Funding of Borrowings~~.~~ .
(a) ~~(a)~~ Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 2:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to the Funding Account; provided that CBFR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance ~~or an Overadvance~~ shall be retained by the Administrative Agent.
(b)    ~~(b)~~    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such ~~Lender's~~Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of the Borrowers, the interest rate applicable to CBFR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such ~~Lender's~~Lender’s Loan included in such Borrowing, provided, that any interest received from a Borrower by the Administrative Agent during the period beginning when Administrative Agent funded the Borrowing until such Lender pays such amount shall be solely for the account of the Administrative Agent.
SECTION 2.08.    ~~SECTION 2.08.~~ Interest Elections~~.~~ .
(a) ~~(a)~~ Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings~~, Overadvances~~  or Protective Advances, which may not be converted or continued.
(b)    ~~(b)~~    To make an election pursuant to this Section, the Borrower Representative shall ~~notify the Administrative Agent of such election either in writing (delivered by hand or fax)~~

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~~by delivering~~submit an Interest Election Request ~~signed by a Responsible Officer of the Borrower Representative or~~to the Administrative Agent through Electronic System ~~if~~or the Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the Administrative Agent ~~(or if an Extenuating Circumstance shall exist, by telephone) by~~, by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and ~~each such telephonic Interest Election Request, if permitted, shall be confirmed immediately upon the cessation of the Extenuating Circumstance by hand delivery, Electronic System or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and~~shall be signed by a Responsible Officer of the Borrower Representative~~.~~; provided that, each such electronic Interest Election Request submitted through the Approved Borrower Portal, if permitted, is not required to be signed but shall be submitted by a Responsible Officer of the Borrower Representative or its duly appointed designee to the Administrative Agent.
(c)    ~~(c)~~    Each ~~written (or if permitted, telephonic)~~ Interest Election Request ~~(including requests submitted through Electronic System)~~ shall specify the following information in compliance with Section 2.02:
(i)~~(i)~~    the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)~~(ii)~~    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)~~(iii)~~    whether the resulting Borrowing is to be a CBFR Borrowing or a Term Benchmark Borrowing; and
(iv)~~(iv)~~    if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one ~~month's~~month’s duration.
(d)~~(a)~~ Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such ~~Lender's~~Lender’s portion of each resulting Borrowing.
(e)~~(b)~~ If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a CBFR Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid,

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each Term Benchmark Borrowing and each RFR Borrowing shall be converted to a CBFR Borrowing at the end of the Interest Period or Interest Payment Date applicable thereto.
SECTION 2.09.    ~~SECTION 2.09.~~ Termination of Commitments; Increase in Revolving Commitments~~.~~ .
(a) ~~(a)~~ Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.
(b)~~(b)~~    The Borrowers may at any time terminate the Revolving Commitments upon Payment in Full of the Secured Obligations.
(c)    ~~(c)~~    The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Revolving Commitments shall not be reduced to less than $10,000,000, and (iii) the Borrowers shall not reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, (A) any Lender’s Revolving Exposure would exceed such Lender’s Revolving Commitment or (B) the Aggregate Revolving Exposure would exceed ~~the lesser of~~(x) so long as a Borrowing Base Trigger Period is not in effect, the Aggregate Revolving Commitment ~~minus the Availability Block and~~ , and (y) during a Borrowing Base Trigger Period, the lesser of (I) the Aggregate Revolving Commitment and (II) the Borrowing Base.
(d)    ~~(d)~~    The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.
(e)    ~~(e)~~    The Borrowers shall have the right to increase the Revolving Commitments by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, (ii) the Borrower Representative, on behalf of the Borrowers, may make a maximum of 3 such requests, (iii) after giving effect thereto, the sum of the total of the additional Revolving Commitments does not exceed $35,000,000, (iv) the Administrative Agent and each Issuing Bank have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (v) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (vi) the procedures described in Section 2.09(g) have been satisfied. Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.
(f)    ~~(f)~~    Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and each Lender being added or increasing its Commitment. As a condition precedent to such an increase or addition, the Borrowers shall deliver to the Administrative Age

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nt (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects, no Default exists and (3) the Borrowers are in compliance (on a pro forma basis) with the covenants contained in Section 6.14 and (ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent in its Permitted Discretion.
(g)~~(g)~~    On the effective date of any such increase or addition, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Revolving Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii)  the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Representative, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrower Representative, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.
SECTION 2.10.    ~~SECTION 2.10.~~ Repayment and Amortization of Loans; Evidence of Debt~~.~~ .
(a) ~~(a)~~ The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent~~, and (iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earlier of the Maturity Date and demand by the Administrative Agent~~.
(b)Intentionally Omitted.
    ~~(b)    At all times that full cash dominion is in effect pursuant to Section 7.3 of the Security Agreement (but without any further written notice required to any Borrower), on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account on such Business~~

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~~Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available), first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) and to cash collateralize outstanding LC Exposure. Notwithstanding the foregoing, to the extent any funds credited to the Collection Account constitute Net Proceeds, the application of such Net Proceeds shall be subject to Section 2.11(c).~~
(c)    ~~(c)~~    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)    ~~(d)~~    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each ~~Lender's~~Lender’s share thereof.
(e)    ~~(e)~~    The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(f)    ~~(f)~~    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
SECTION 2.11.    ~~SECTION 2.11.~~ Prepayment of Loans~~.~~ .
(a) ~~(a)~~ The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (f) of this Section and, if applicable, payment of any break funding expenses under Section 2.16, but without any other penalty, premium or other prepayment fee.
(b)~~(b)    Except for Overadvances permitted under Section 2.05, in~~In the event and on such occasion that the Aggregate Revolving Exposure exceeds (i) so long as a Borrowing Base Trigger Period is not in effect, the Aggregate Revolving Commitment, and (ii) during a Borrowing Base Trigger Period, the lesser of (~~i~~x) the Aggregate Revolving Commitment ~~minus the Availability Block~~ and (~~ii~~y) the Borrowing Base, the Borrowers shall prepay, on demand, the Revolving Loans, LC Exposure and/or Swingline Loans or cash collateralize the LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate amount equal to such excess.
(c)Intentionally Omitted.
~~(c)    In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party or any Subsidiary in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by any such Loan Party or any Subsidiary, prepay the Obligations and if an~~

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~~Event of Default the exists, cash collateralize the LC Exposure as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds.~~
(d)Intentionally Omitted.
~~(d)    All such amounts pursuant to Section 2.11(c) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Revolving Commitments and to cash collateralize outstanding LC Exposure.~~
(e)    ~~(e)~~ The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by ~~fax~~email) or through Electronic System, ~~if~~or the Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than (i) 10:00 a.m., Chicago time, (A) in the case of prepayment of a Term Benchmark Revolving Borrowing, three (3) Business Days before the date of prepayment, or (B) in the case of prepayment of a CBFR Revolving Borrowing, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (x) accrued interest to the extent required by Section 2.13 and (y) break funding payments pursuant to Section 2.16.
SECTION 2.12.    ~~SECTION 2.12.~~ Fees~~.~~ .
(a) ~~(a)~~  The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Revolving Commitments terminate).
(b)    ~~(b)~~    The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable Rate (or, solely in the case of Collateralized Letters of Credit, at a per annum rate equal to 1.15%) used to determine the interest rate applicable to Term Benchmark Revolving Loans during the period from and including the Effective Date to but excluding the later of the date on which such ~~Lender's~~Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the ra

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te of ~~.0125~~0.125 % per annum on the daily maximum stated amount then available to be drawn under such Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees and other standard costs and charges, of such Issuing Bank relating to Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    ~~(c)~~    The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.
(d)    ~~(d)~~ All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13.    ~~SECTION 2.13.~~ Interest~~.~~ .
(a) ~~(a)~~ The Loans comprising CBFR Borrowings (including all Swingline Loans) shall bear interest at the CBFR plus the Applicable Rate.
(b)    ~~(b)~~    The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate.
(c)    ~~(c)~~    Each Protective Advance ~~and each Overadvance~~ shall bear interest at the CBFR plus the Applicable Rate for Revolving Loans plus 2%.
(d)    ~~(d)~~    Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.
(e)    ~~(e)~~    Accrued interest on each Loan (for CBFR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Lo

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an (other than a prepayment of a CBFR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)    ~~(f)~~    Interest computed by reference to the Term SOFR Rate or Daily Simple SOFR shall be computed on the basis of a year of 360 days. Interest computed by reference to the CB Floating Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable CB Floating Rate, Adjusted Daily Simple SOFR, Daily Simple SOFR, Adjusted Term SOFR Rate or Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14.    ~~SECTION 2.14.~~ Alternate Rate of Interest; Illegality.
(a)Subject to clauses (b), (c), (d), (e), and (f) of this Section 2.14, if:
(i)        ~~(i)~~    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or
(ii)        ~~(ii)~~    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) a CBFR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a

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Borrowing Request, as applicable, for a CBFR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this ~~Section 2.14(a)~~Section 2.14. with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above, on such day, or (y) a CBFR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a CBFR Loan.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)~~(c)~~    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)~~(d)~~    The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

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(e)~~(e)~~    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)~~(f)~~    Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for (i) a Term Benchmark Borrowing, or ~~RFR Borrowing of,~~a conversion to or continuation of Term Benchmark Loans ~~to be made, converted or continued~~ or (ii) an RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted (1) any such request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a CBFR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (2) any such request for an RFR Borrowing into a request for a CBFR Borrowing. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this ~~Section 2.14~~Section 2.14, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event, on such day or (y) a CBFR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a CBFR Loan.
SECTION 2.15.Increased Costs.
(a)    ~~SECTION 2.15.  Increased Costs. (a)~~ If any Change in Law shall:
(i)~~(i)~~    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;
(ii)        ~~(ii)~~    impose on any Lender or Issuing Bank or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)~~(iii)~~     subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection

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Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    ~~(b)~~    If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such ~~Lender's~~Lender’s or Issuing ~~Bank's~~Bank’s capital or on the capital of such ~~Lender's~~Lender’s or Issuing ~~Bank's~~Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such ~~Lender's~~Lender’s or Issuing ~~Bank's~~Bank’s holding company could have achieved but for such Change in Law (taking into consideration such ~~Lender's~~Lender’s or Issuing ~~Bank's~~Bank’s policies and the policies of such ~~Lender's~~Lender’s or Issuing ~~Bank's~~Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such ~~Lender's~~Lender’s or Issuing ~~Bank's~~Bank’s holding company for any such reduction suffered.
(c)    ~~(c)~~    A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    ~~(d)~~    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such ~~Lender's~~Lender’s or Issuing ~~Bank's~~Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such ~~Lender's~~Lender’s or Issuing ~~Bank's~~Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16.    ~~SECTION 2.16.~~ Break Funding Payments~~.~~ .
(a) ~~(a)~~ With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under

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Section 2.11 and is revoked in accordance therewith), or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(b)    ~~(b)~~    With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under ~~Section 2.11~~Section 2.11(e) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17.~~SECTION 2.17.~~ Withholding of Taxes; Gross-Up~~.~~ .
(a) ~~(a)~~    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)~~(b)~~    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)~~(c)~~    Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)~~(d)~~    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from

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a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)~~(e)~~    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such ~~Lender's~~Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)~~(f)~~    Status of Lenders.
(i) ~~(i)~~ Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the ~~Lender's~~Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)~~(ii)~~    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)~~(A)~~    any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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(B)~~(B)~~    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:
~~(1)~~    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
~~(2)~~    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;
~~(3)~~    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form and substance satisfactory to the Administrative Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
~~(4)~~    to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate in form and substance satisfactory to Administrative Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in form and substance satisfactory to the Administrative Agent on behalf of each such direct and indirect partner;
(C)~~(C)~~    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)~~(D)~~    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such ~~Lender's~~Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.
(g)~~(g)~~    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)~~(h)~~    Survival. Each ~~party's~~party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including Payment in Full of the Secured Obligations).
(i)~~(i)~~    Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
SECTION 2.18.    ~~SECTION 2.18.~~ Payments Generally; Allocation of Proceeds; Sharing of Setoffs~~.~~ .
(a) ~~(a)~~ The Borrowers shall make each payment or prepayment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts

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payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    ~~(b)~~    All payments and any proceeds of Collateral received by the Administrative Agent (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11~~) or (C) amounts to be applied from the Collection Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)~~) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent and the Issuing Banks from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest due in respect of the ~~Overadvances and~~ Protective Advances, fourth, to pay the principal of the ~~Overadvances and~~ Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the ~~Overadvances and~~ Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the ~~Overadvances and~~ Protective Advances) and unreimbursed LC Disbursements, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate LC Exposure, to be held as cash collateral for such Obligations, seventh, to payment of any amounts owing in respect of Banking Services Obligations and Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 and to the extent not paid pursuant to clause sixth above, and eighth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding the foregoing amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (x) on the expiration date of the Interest Period applicable thereto or (y) in the event, and only to the extent, that there are no outstanding CBFR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
(c)At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may

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be deducted from any deposit account of any Borrower maintained with the Administrative Agent. The Borrowers hereby irrevocably authorize (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans ~~and Overadvances~~, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, 2.04 or 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)    ~~(d)~~    If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(e)    ~~(e)~~    Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower Representative to the Administrative Agent pursuant to Section 2.11), notice from the Borrower Representative that the Borrowers will not make such payment or prepayment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.
(f)    ~~(f)~~    The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrowe

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rs pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.
SECTION 2.19.    ~~SECTION 2.19.~~ Mitigation Obligations; Replacement of Lenders.
(a)    ~~(a)~~    If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    ~~(b)~~    If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

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SECTION 2.20.    ~~SECTION 2.20.~~ Defaulting Lenders
. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting ~~Lender's~~Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)~~(c)~~    such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

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(d)~~(d)~~     if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term)shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Revolving Commitment;
(ii)~~(ii)~~    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Banks, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)~~(iii)~~    if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)~~(iv)~~    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)~~(v)~~    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(e)~~(e)~~    so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(d), and Swingline Exposure related to any such newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such

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Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that each of the Administrative Agent, the Borrowers, the Swingline Lender and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.21.    ~~SECTION 2.21.~~ Returned Payments
. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
SECTION 2.22.    ~~SECTION 2.22.~~ Banking Services and Swap Agreements
. Each Lender or Affiliate thereof providing Banking Services (excluding Lease Financing) for, or having Swap Agreements with, any Loan Party or any Subsidiary or Affiliate of a Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party or Subsidiary or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Agreement Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed. For the avoidance of doubt, so long as JPMCB or its Affiliate is the Administrative Agent, neither JPMCB nor any of its Affiliates providing Banking Services for, or having Swap Agreements with, any

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Loan Party or any Subsidiary or Affiliate of a Loan Party shall be required to provide any notice described in this Section 2.22 in respect of such Banking Services or Swap Agreements.
ARTICLE III

Representations and Warranties
~~ARTICLE III~~
~~Representations and Warranties~~
Each Loan Party represents and warrants to the Lenders that:
SECTION 3.01.    ~~SECTION 3.01.~~ Organization; Powers
. Each Loan Party and each Subsidiary is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.
SECTION 3.02.    ~~SECTION 3.02.~~ Authorization; Enforceability
. The Transactions are within each Loan ~~Party's~~Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors~~'~~’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    ~~SECTION 3.03.~~ Governmental Approvals; No Conflicts
. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents.
SECTION 3.04.    ~~SECTION 3.04.~~ Financial Condition; No Material Adverse Change~~.~~ .
(a) ~~(a)    The~~As of the First Amendment Effective Date, the Company has ~~heretofore~~ furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and

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cash flows (i) as of and for the fiscal year ended December 31, ~~2021~~2025, reported on by PricewaterhouseCoopers, independent public accountants, and (ii) as of and for the fiscal month and the portion of the fiscal year ended ~~September 30, 2022~~January 31, 2026, certified by its Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)    ~~(b)~~    No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2021.
SECTION 3.05.    ~~SECTION 3.05.~~ Properties~~.~~ .
(a) ~~(a)~~ As of the date of ~~this Agreement~~the First Amendment Effective Date, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered a proceeding in equity or at law), and to each Loan Party’s knowledge, no default by any party to any such lease or sublease exists, which, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties and each of its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its material real and personal property, Eligible Accounts and Eligible Inventory, in each case, free of all Liens other than those permitted by Section 6.02.
(b)    ~~(b)~~    Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the ~~date of this Agreement~~First Amendment Effective Date, is set forth on Schedule 3.05, and the use thereof by each Loan Party and each Subsidiary does not infringe upon the rights of any other Person except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and each Loan Party’s and each Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement (other than licensing agreements or similar agreements that do not materially impair the ability of the Administrative Agent or the Lenders to avail themselves of their rights of disposal and other rights granted under the Collateral Documents in respect of Inventory).
SECTION 3.06.    ~~SECTION 3.06.~~ Litigation and Environmental Matters~~.~~ .
(a) ~~(a)~~ There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against or affecting, any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.
(b)    ~~(b)~~    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party or any Subsidiary has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to a

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ny Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability or (D) knows of any basis for any Environmental Liability.
(c)    ~~(c)~~    Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION 3.07.    ~~SECTION 3.07.~~ Compliance with Laws and Agreements; No Default
. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (a) all Requirements of Law applicable to it or its property and (b) all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.
SECTION 3.08.    ~~SECTION 3.08.~~ Investment Company Status
. No Loan Party or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.    ~~SECTION 3.09.~~ Taxes
. Except for Disclosed Matters, each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. No tax liens other than Permitted Encumbrances have been filed and no claims are being asserted in writing with respect to any such taxes.
SECTION 3.10.    ~~SECTION 3.10.~~ ERISA
. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.
SECTION 3.11.    ~~SECTION 3.11.~~ Disclosure~~.~~ .
(a) ~~(a)~~ The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information (other than Projections, any other projected financial information, forward looking statements and statements of a general economic nature) furnished by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan

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Document (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or, when taken as a whole, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to the Projections and other projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such Projections or other projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood and agreed that such Projections and other projected financial information are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties, and as such, such Projections and other projected financial information is not a guarantee of financial performance and such differences may be material.
(b)    ~~(b)~~    As of the Effective Date, to the best knowledge of any Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
SECTION 3.12.    ~~SECTION 3.12.~~ Material Agreements
. No Loan Party or any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any material agreement or contract to which it is a party, or (ii) any agreement or instrument evidencing or governing Indebtedness, in each case, that could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.13.    ~~SECTION 3.13.~~ Solvency~~.~~ .
(a) ~~(a)~~ Upon and at any time after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the respective assets of (A) the Borrowers and (B) the Loan Parties, in each case on a consolidated basis and at a fair valuation, will exceed their respective debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the respective property of (A) the Borrowers and (B) the Loan Parties, in each case on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their respective debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) (A) the Borrowers and (B) the Loan Parties, in each case on a consolidated basis, will be able to pay their respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) (A) the Borrowers and (B) the Loan Parties, in each case on a consolidated basis, will not have unreasonably small capital with which to conduct their respective business in which they are engaged as such business is now conducted and is proposed to be conducted after the Effective Date.
(b)    ~~(b)~~    The (i) Loan Parties, taken as a whole, and (ii) the Company and its Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by them and the timing of the amounts of cash to be payable on or in respect of their Indebtedness or the Indebtedness of any Subsidiary.
SECTION 3.14. ~~SECTION 3.14.~~ Insurance
. As of the Effective Date, all premiums in respect of such insurance have been paid. Each Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts,

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subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 3.15.    ~~SECTION 3.15.~~ Capitalization and Subsidiaries
. Schedule 3.15 sets forth as of the ~~date of this Agreement~~First Amendment Effective Date (a) a correct and complete list of the name and relationship to the Company of each and all of the Company’s Subsidiaries, (b) a true and complete listing of each class of each Borrower’s authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and, other than with respect to the Company, owned beneficially and of record by the Persons identified on Schedule 3.15 as of the First Amendment Effective Date, and (c) the type of entity of the Company and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of any Loan Party (other than the Company) to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of such Loan Party.
SECTION 3.16.    ~~SECTION 3.16.~~ Security Interest in Collateral
. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and upon the filing of UCC financing statements, the recording of mortgages and the taking of actions or making of filings with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, with respect to the Loan Parties’ intellectual property, such Liens constitute perfected and continuing Liens on the Collateral, to the extent perfection can be obtained by the filing of an initial UCC financing statement, the recording of a mortgage or a filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless, of whether considered in a proceeding in equity or at law), and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement permitted hereunder, and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.
SECTION 3.17.    ~~SECTION 3.17.~~ Employment Matters
. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened in writing. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any Loan

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Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary except where the failure to so pay or accrue could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.18.~~SECTION 3.18.~~ Margin Regulations
. No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Loan Party only or of the Loan Parties and their Subsidiaries on a consolidated basis) will be Margin Stock.
SECTION 3.19.~~SECTION 3.19.~~ Use of Proceeds
. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.
SECTION 3.20.~~SECTION 3.20.~~ No Burdensome Restrictions
. No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10.
SECTION 3.21.~~SECTION 3.21.~~ Anti-Corruption Laws and Sanctions
. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party, any Subsidiary or, to the knowledge of any such Loan Party or Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.
SECTION 3.22.~~SECTION 3.22.~~ Affiliate Transactions
. Except as set forth on Schedule 3.22, as of the ~~date of this Agreement~~First Amendment Effective Date, there are no existing or proposed agreements, arrangements, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees or Affiliates (other than Subsidiaries) of any

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Loan Party or any members of their respective immediate families except transactions permitted by Section 6.09.
SECTION 3.23.~~SECTION 3.23.~~ Common Enterprise
. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.
SECTION 3.24.~~SECTION 3.24.~~ Affected Financial Institutions
. No Loan Party is an Affected Financial Institution.
SECTION 3.25.~~SECTION 3.25.~~ Plan Assets; Prohibited Transactions
. No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
~~ARTICLE IV~~
SECTION 3.26.Outbound Investment Rules~~Conditions~~
. Neither any Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither any Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if a Borrower were a U.S. Person or (c) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE IV

Conditions

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SECTION 4.01.    ~~SECTION 4.01.~~ Effective Date
. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)~~(a)~~    Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), (ii) either (A) a counterpart of each other Loan Document signed on behalf of each party thereto or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document and (iii) such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and a written opinion of the Loan Parties~~'~~’ counsel, addressed to the Administrative Agent, the Issuing Banks and the Lenders in form and substance satisfactory to the Administrative Agent and its counsel.
(b)~~(b)~~    Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of the Loan Parties and their Subsidiaries for the 2021 fiscal year, (ii) unaudited interim consolidated financial statements of the Loan Parties and their Subsidiaries for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of the Loan Parties and their Subsidiaries, as reflected in the audited, consolidated financial statements described in clause (i) of this paragraph and (iii) satisfactory projections through 2024.
(c)~~(c)~~    Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of each Borrower, its Financial Officers, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.
(d)~~(d)~~    No Default Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer of each Borrower and each other Loan Party, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects as of such date (or in all respects as of such date if such representation and warranty is qualified by Material Adverse Effect or oth

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er materiality qualifier), and (iii) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent.
(e)~~(e)~~    Fees. The Lenders and the Administrative Agent (and its counsel) shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts owing to the Lenders and the Administrative Agent will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.
(f)~~(f)~~    Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each jurisdiction where the Loan Parties are organized and where the assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.
(g) ~~(g)~~    Pay-Off Letter. The Administrative Agent shall have received satisfactory pay-off letters for all existing Indebtedness to be repaid from the proceeds of the initial Borrowing, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit.
(h)~~(h)~~    Funding Account. The Administrative Agent shall have received a notice setting forth the deposit account of the Borrowers (the “Funding Account”) to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.
(i)~~(i)~~    Customer List. The Administrative Agent shall have received a true and complete customer list for each Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number and shall be certified as true and correct by a Financial Officer of the Borrower Representative.
(j)~~(j)~~    [Reserved].
(k)~~(k)~~    Solvency. The Administrative Agent shall have received a solvency certificate signed by a Financial Officer dated the Effective Date.
(l)~~(l)~~    Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of a period requested by the Administrative Agent.
(m)~~(m)~~    Closing Availability. After giving effect to all Borrowings to be made on the Effective Date, the issuance of any Letters of Credit on the Effective Date and the payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Availability shall not be less than $10,500,000.
(n)~~(n)~~    Pledged Equity Interests; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to t

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he Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(o)~~(o)~~    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.
(p)~~(p)~~        Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.10 hereof and Section 4.12 of the Security Agreement.
(q)~~(q)~~        Letter of Credit Application. If a Letter of Credit is requested to be issued on the Effective Date, the Administrative Agent shall have received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable).
(r)    ~~(r)~~    Tax Withholding. The Administrative Agent shall have received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.
(s)    ~~(s)~~    Corporate Structure. The corporate structure, capital structure and other material debt instruments, material accounts and governing documents of the Borrowers and their Affiliates shall be acceptable to the Administrative Agent in its sole discretion.
(t)    ~~(t)~~    Field Examination. The Administrative Agent or its designee shall have conducted a field examination of the Borrowers’ Accounts, Inventory and related working capital matters and of the Borrowers’ related data processing and other systems, the results of which shall be satisfactory to the Administrative Agent in its sole discretion.
(u)    ~~(u)~~    Legal Due Diligence. The Administrative Agent and its counsel shall have completed all legal due diligence, the results of which shall be satisfactory to Administrative Agent in its sole discretion.
(v)~~(v)~~     Appraisal(s).The Administrative Agent shall have received an appraisal of the Borrowers’ Inventory from one or more firms satisfactory to the Administrative Agent, which appraisal shall be satisfactory to the Administrative Agent in its sole discretion.
(w)~~(w)~~     USA PATRIOT Act, Etc. (i) The Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrowers at least ten (10) days prior to the Effective Date, and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrowers at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to each Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

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(x)~~(x)~~        Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested.
The Administrative Agent shall notify the Borrowers, the Lenders and the Issuing Banks of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02.    ~~SECTION 4.02.~~ Each Credit Event
. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)        ~~(a)~~    The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(b)        ~~(b)~~    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, (i) no Default shall have occurred and be continuing and (ii) no Protective Advance shall be outstanding.
(c)    ~~(c)~~    After giving effect to any Borrowing or the issuance, amendment or extension of any Letter of Credit, Availability shall not be less than zero.
(d)Borrowers shall have delivered to the Administrative Agent a Borrowing Base Certificate to the extent required under Section 5.01(g).
Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.
ARTICLE V

Affirmative Covenants
~~ARTICLE V~~
~~Affirmative Covenants.~~

Until all of the Secured Obligations have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
SECTION 5.01.    ~~SECTION 5.01.~~ Financial Statements; Borrowing Base and Other Information

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. The Borrowers will furnish to the Administrative Agent and each Lender:
(a)        ~~(a)~~    within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders~~'~~’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;
(b)        ~~(b)~~    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders~~'~~’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

    ~~(c)    within thirty (30) days after the end of each fiscal month of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;~~
(c)Intentionally Omitted;
(d)        ~~(d)~~    concurrently with any delivery of financial statements under clause (a)~~,~~ or (b~~) or (c~~) above, a Compliance Certificate (i) certifying, in the case of the financial statements delivered under clause (b) ~~or (c)~~, as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio ~~(whether or not a Covenant Testing Trigger Period is in effect)~~and the Leverage Ratio, and demonstrating compliance with Section 6.12, ~~if a Covenant Testing Trigger Period is in effect,~~ and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

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(e)        ~~(e)~~    [reserved];
(f)    ~~(f)~~    no later than 60 days after the end of, each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and cash flow statement) of the Company, in each case, for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;
(g)    ~~(g)    within 30 days of the end of each calendar month (and within 5 Business Days of the end of each calendar week which ends during a Reporting Trigger Period) as of the period then ended,~~ a Borrowing Base Certificate ~~and~~ , in form and detail satisfactory to the Administrative Agent, along with such supporting information and additional reports in connection therewith~~, together with any additional reports with respect to the Borrowing Base~~  as the Administrative Agent may reasonably request~~;~~, at the following times: (A) within thirty (30) days after and as of the end of each calendar month in which the Aggregate Revolving Exposure exceeded 50% of the Aggregate Revolving Commitment on the last day of such month, and (B) if no Borrowing Base Certificate has been provided or is otherwise due as of the end of the immediately preceding month, with any request for an extension of credit hereunder that would result in the Aggregate Revolving Exposure exceeding 50% of the Aggregate Revolving Commitment;
(h)    ~~(h)~~    within 30 days of the end of each calendar month ~~(and within 5 Business Days of the end of each calendar week~~ which ends during a ~~Reporting~~Borrowing Base Trigger Period~~)~~, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent;
(i)~~(i)~~    a detailed aging of the Borrowers’ Accounts, including all invoices aged by invoice date and due date (with an explanation of the terms offered), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;
~~(ii)    a detailed transaction listing for Borrowers’ Accounts, including all sales made on account, cash receipts from customers (identifying trade and non-trade cash receipts), and debit and credit memorandums issued, prepared in a manner reasonably acceptable to the Administrative Agent;~~
(ii)~~(iii)~~    a schedule detailing the Borrowers’ Inventory, in form satisfactory to the Administrative Agent in its Permitted Discretion, (A) by location (showing Inventory in transit and any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and (B) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by Borrowers and complaints and claims made against the Borrowers);
(iii)~~(iv)~~    a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion; and

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~~(v)    copies of (A) the trial balance of the Borrowers as of the period then ended and (B) the general ledger of the Borrowers, including detailed listings of Borrowers’ Accounts, Inventory, accounts payable and the loan balance;~~
~~(vi)    a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement; and~~
(iv)~~(vii)~~    an updated customer list for the Borrowers and their Subsidiaries, which list shall state the customer’s name, mailing address and phone number, certified as true and correct by a Financial Officer of the Borrower Representative;
(i)[reserved];
    ~~(i)    as soon as available but in any event within 30 days of the end of each calendar month and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text (.txt), excel (.xls) or comma-separated value (.csv) formatted file acceptable to the Administrative Agent (and not, for the avoidance of doubt, in an Adobe (.pdf) file);~~
(j)~~(j)~~    promptly upon the Administrative Agent’s request:
(i)copies of invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;
(ii)copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party;
(iii)a schedule detailing the balance of all intercompany accounts of the Loan Parties; and
(iv)a reconciliation of the Borrowers’ Accounts and Inventory between (A) the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clauses (h)(i) and (h)(iii) above and (B) the amounts and dates shown in the reports delivered pursuant to clauses (h)(i) and (h)(iii) above and the Borrowing Base Certificate delivered pursuant to clause (g) above as of such date; and
(k)~~(k)~~    promptly upon the Administrative Agent’s request in its Permitted Discretion, copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service;
(l)~~(l)~~    [reserved];
(m)        ~~(m)~~    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by any Borrower to its shareholders generally, as the case may be;
(n)~~(n)~~    promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if a Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Borrow

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er or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;
(o)~~(o)~~    promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request, and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;
(p)~~(p)~~ promptly, within five (5) Business Days after receipt thereof by any Borrower or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding financial or other operational results of any Borrower or any Subsidiary thereof; and
(q)~~(q)~~    promptly following any request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Borrower by independent accountants in connection with the accounts or books of such Borrower or any Subsidiary, or any audit of any of them as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.
The Loan Parties acknowledge that the Administrative Agent may order, at the Borrowers’ expense, periodic certificates of good standing or the substantive equivalent available in the jurisdiction of incorporation, formation or organization for each Loan Party from the appropriate governmental officer in such jurisdiction.
Documents required to be delivered pursuant to Section 5.01 (a), (b), (c), or (l) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower Representative, the Borrower Representative shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower Representative shall notify the Administrative Agent and each Lender (by facsimile or through Electronic System) of the posting of any such documents and provide to the Administrative Agent through Electronic System electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing

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posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.
SECTION 5.02.    ~~SECTION 5.02.~~ Notices of Material Events
. The Borrowers will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:
(a)    ~~(a)~~    within five (5) Business Days and upon a Loan Party obtaining knowledge thereof, the occurrence of any Default;
(b)    ~~(b)~~    within ten (10) Business Days of the receipt of any written notice of any governmental investigation by a Governmental Authority or any litigation or proceeding commenced or threatened in writing against any Loan Party or any Subsidiary that (i) seeks damages in excess of $5,000,000, (ii) seeks injunctive relief that could reasonably be expected to have a Material Adverse Effect, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets and involves in excess of $5,000,000, (iv) alleges criminal misconduct by any Loan Party or any Subsidiary, (v) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability, in each case that could reasonably be expected to have a Material Adverse Effect, (vi) asserts liability on the part of any Loan Party or any Subsidiary in excess of $~~500,000~~1,000,000 in respect of any tax, fee, assessment, or other governmental charge that is not paid when due except to the extent contested in good faith pursuant to Section 3.09, or (vii) involves any material product recall;
(c)    ~~(c)~~    within five (5) Business Days after a Loan Party obtains knowledge thereof, any Lien (other than Permitted Encumbrances or a Permitted Lien) or claim made or asserted against any of the Collateral (other than as covered under clauses (a), (b) or (d) of this Section) with a value, individually or in the aggregate, of $5,000,000 or more;
(d)    ~~(d)~~    any loss, damage, or destruction to the Collateral in the amount of $~~1,000,000~~2,000,000 individually or more (other than Inventory disposed of in the ordinary course of business, including without limitation, Inventory that is destroyed in the ordinary course), whether or not covered by insurance within five (5) Business Days;
(e)    ~~(e)~~    within five (5) Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located;
(f)    ~~(f)~~    Intentionally Omitted;
(g)    ~~(g)~~    within two (2) Business Days after the occurrence thereof, any Loan Party entering into a Swap Agreement or an amendment thereto, together with copies of all agreements evidencing such Swap Agreement or amendment;
(h)    ~~(h)~~    any material change in accounting or financial reporting practices by any Borrower or any Subsidiary;
(i)    ~~(i)~~     within five (5) Business Days of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $~~500,000~~1,000,000;

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(j)    ~~(j)~~    within five (5) Business Days of the initiation thereof, any material product recall initiated by or on behalf of any Borrower;
(k)    ~~(k)~~    to the knowledge of the Borrower Representative, any other development that results, or could reasonably be expected to result in, a Material Adverse Effect; and
(l)    ~~(l)~~    any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.02 of Credit Agreement dated January 25, 2023” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    ~~SECTION 5.03.~~ Existence; Conduct of Business
. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) except to the extent failure to do so could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits with respect to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise (including, but not limited to those ancillary or complementary thereto) as it is presently conducted including, but limited to business, operations or activities that are reasonably complementary, ancillary, similar, related, or incidental thereto or any business, operations or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
SECTION 5.04.    ~~SECTION 5.04.~~ Payment of Obligations
. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations in excess of $5,000,000, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, however, that each Loan Party will, and will cause each Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.
SECTION 5.05.    ~~SECTION 5.05.~~ Maintenance of Properties

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. Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property owned or leased by any Loan Party material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
SECTION 5.06.    ~~SECTION 5.06.~~ Books and Records; Inspection Rights
. Each Loan Party will, and will cause each Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers, agents and appraisers retained by the Administrative Agent), upon reasonable prior notice and during business hours, to visit and inspect its properties, to conduct at such Loan Party’s premises field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants (and hereby authorizes the Administrative Agent and each Lender to contact its independent accountants directly), all at such reasonable times; provided that if no Event of Default has occurred and is continuing, the ~~Loan Parties shall be responsible for the costs and expenses of, and the~~ Administrative Agent shall not conduct ~~more than, one (1) field examination during any 12-month period, and one (1) additional field examination (for the total of two (2) such field examinations during any 12-month period) conducted at any time after Availability falls below 15% of the Aggregate Revolving Commitment in any 12 month period (exclusive of~~ any field examinations ~~performed prior to the Effective Date or in connection with a Permitted Acquisition)~~. Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to such Loan Party’s assets for internal use by the Administrative Agent and the Lenders. ~~Additionally, there shall be no limitation on the number or frequency of field examinations if an Event of Default has occurred and is continuing, and the Loan Parties shall be responsible for the costs and expenses of any field examinations conducted while an Event of Default has occurred and is continuing.~~
Notwithstanding anything to the contrary in this Section 5.06, none of the Loan Parties or any of their Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter pursuant to this Section 5.06 that (i) constitutes non-financial trade secrets or non-financial proprietary information that is not related to Collateral included in the Borrowing Base, (ii) in respect of which disclosure to the Administrative Agent (or any of its respective representatives or contractors) is prohibited by any Requirements of Law or any binding confidentiality agreement, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that if the Loan Parties or their Subsidiaries do not provide information that is otherwise required to be delivered pursuant to this Section 5.06 as a result of any of the foregoing exceptions, the Borrower Representative shall (A) notify the Administrative Agent that such information is being withheld and (B) describe the applicable information in reasonable detail, in each case, with respect to the foregoing clauses (A) and (B), solely to the extent the Loan Parties or such Subsidiary, as applicable, determines in good faith that such notification and description (x) are feasible, (y) are permitted under Requirements of Law and such binding agreements and (z) would not result in the waiver or deemed waiver of any such privilege, as applicable.

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SECTION 5.07.    ~~SECTION 5.07.~~ Compliance with Laws
. Each Loan Party will, and will cause each Subsidiary to, (a) comply with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08.    ~~SECTION 5.08.~~ Use of Proceeds.
(a)The proceeds of the Loans and the Letters of Credit will be used only for financing the working capital needs of the Borrowers in the ordinary course of business, to finance certain Permitted Acquisitions and expenses incurred therewith, and to refinance certain existing Indebtedness and for other general corporate purposes of the Borrowers permitted hereunder. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.
(b)No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.09.~~SECTION 5.09.~~ Accuracy of Information
. The Loan Parties will ensure that any information, including financial statements, Borrowing Base Certificates (and borrowing base support information), or other documents (other than Projections, other projected financial information, forward looking statements and statements of a general economic nature), furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder (as modified or supplemented by other information so furnished) contains no material misstatement of fact or, when taken as a whole, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section 5.09; provided that, with respect to the Projections or any other projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood and agreed that such Projections and other projected financial information are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties, and as such, such Projections and other projected financial information is not a guarantee of financial performance and actual results may differ from such Projections and other projected financial information and such difference may be material.
SECTION 5.10.~~SECTION 5.10.~~     Insurance

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. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers reasonably satisfactory to the Administrative Agent (a) insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation: loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent in its Permitted Discretion, information in reasonable detail as to the insurance so maintained.
SECTION 5.11.    ~~SECTION 5.11.~~ Casualty and Condemnation
. The Borrowers will (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.
SECTION 5.12.    ~~SECTION 5.12.~~ Appraisals
. At any time that the Administrative Agent requests while an Event of default exists, each Loan Party will provide the Administrative Agent with appraisals or updates thereof of its Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by any applicable Requirement of Law~~; provided that if no Event of Default has occurred and is continuing, the Loan Parties shall be responsible for the costs and expenses of, and the Administrative Agent shall not conduct more than, one (1) appraisal during any 12-month period, and one (1) additional appraisal (for the total of two (2) such appraisals during any 12-month period) conducted at any time after Availability falls below 15% of the Aggregate Revolving Commitment in any 12 month period (exclusive of any appraisals performed prior to the Effective Date or in connection with a Permitted Acquisition). Additionally, there shall be no limitation on the number or frequency of Inventory appraisals if an Event of Default has occurred and is continuing, and the Loan Parties shall be responsible for the costs and expenses of any such appraisals conducted while an Event of Default has occurred and is continuing.~~.
SECTION 5.13.    ~~SECTION 5.13.~~ Depository Banks
. Each ~~Domestic~~ Borrower and each Subsidiary will maintain the Administrative Agent as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of its business. Additionally, the Administrative Agent shall be the principal provider of other Banking Services to the Borrowers and their Subsidiaries (other than Banking Services arrangements in place with other Persons prior to the Effective Date).

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SECTION 5.14.    ~~SECTION 5.14.~~ Additional Collateral; Further Assurances~~.~~ .
(a) ~~(a)~~    Subject to applicable Requirement of Law, each Loan Party will cause each Material Domestic Subsidiary (other than a Foreign Subsidiary Holdco or CFC) formed or acquired after the date of this Agreement (or any Domestic Subsidiary which becomes a Material Domestic Subsidiary) to become a Loan Party by executing a Joinder Agreement within ten (10) Business Days of the formation or acquisition thereof (or the date such Domestic Subsidiary becomes a Material Domestic Subsidiary). In connection therewith, the Administrative Agent shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party which constitutes Collateral.
(b)~~(b)~~    Each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries (other than a Foreign Subsidiary Holdco or CFC) and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary, CFC and Foreign Subsidiary Holdco directly owned by such Loan Party, in each case, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the other Secured Parties, subject to Liens permitted by Section 6.02, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.
(c)~~(c)~~    Without limiting the foregoing, each Loan Party will, and will cause each Domestic Subsidiary (other than a Foreign Subsidiary Holdco or CFC) to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties.

(d)~~(d)~~    If any material assets (other than Excluded Collateral) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower Representative will (i) notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.
ARTICLE VI

Negative Covenants

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~~SECTION 5.15. Post Closing Covenants.~~
~~(a) Insurance Endorsements. Within forty-five (45) days of the Effective Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall have delivered to the Administrative Agent lender’s loss payable, additional insured and notice of cancellation endorsements with respect to the insurance of the Loan Parties, in each case, in form and substance satisfactory to the Administrative Agent.~~
~~(b) Collateral Access Agreements. Within sixty (60) days of the Effective Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), each Loan Party shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property or other location where any books and records of the Loan Parties are located or where any Eligible Inventory valued in excess of $100,000 is located.~~
~~ARTICLE VI~~
~~Negative Covenants~~
Until all of the Secured Obligations have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
SECTION 6.01.    ~~SECTION 6.01.~~ Indebtedness
. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)    ~~(a)~~    the Secured Obligations;
(b)    ~~(b)~~    Indebtedness existing on the ~~date hereof~~First Amendment Effective Date and set forth in Schedule 6.01 and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (f) hereof;
(c)~~(c)~~    Indebtedness of any Loan Party to any Subsidiary and of any Subsidiary to any Loan Party or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Borrower or any other Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

(d)    ~~(d)~~    Guarantees by any Loan Party of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any Loan Party or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Borrower or any other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;
(e)    ~~(e)~~    Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including equipment (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any su

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ch Indebtedness in accordance with clause (f) below; provided that (i) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with any Refinance Indebtedness in respect thereof permitted by clause (f) below, shall not exceed $~~5,000,000~~10,000,000 at any time outstanding;
(f)    ~~(f)~~    Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (b) and (e) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not materially increase the principal amount or interest rate of the Original Indebtedness, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, and (v) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;
(g)~~(g)~~    Indebtedness owed to any Person providing workers~~'~~’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(h)~~(h)~~    Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(i)    ~~(i)~~    Indebtedness of any Person that becomes a Subsidiary after the date hereof (including in connection with a Permitted Acquisition); provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (i) together with any Refinance Indebtedness in respect thereof permitted by clause (f) above, shall not exceed $5,000,000 at any one time outstanding;
(j)    ~~(j)~~    Subordinated Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;
(k)    ~~(k)~~    Indebtedness in respect of netting services, overdraft protections, payment processing, automatic clearinghouse arrangements, arrangements in respect of pooled deposit or sweep accounts, check endorsement guarantees and otherwise in connection with deposit accounts or cash management services; in each case, in the ordinary course of business;
(l)    ~~(l)~~    Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Company or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;

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(m)    ~~(m)~~    unsecured Indebtedness representing deferred compensation, severance and health and welfare retirement benefits to current and former employees of any Loan Party or its Subsidiaries incurred in the ordinary course of business;
(n)    ~~(n)~~    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price (including working capital adjustments), non-compete, or similar obligation of Company or the applicable Subsidiary incurred in connection with the consummation of one or more Permitted Acquisitions;
(o)    ~~(o)~~    unsecured Indebtedness of Company or its Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to such Borrower or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is on terms and conditions reasonably acceptable to the Administrative Agent, including, without limitation, satisfactory subordination terms;
(p)    ~~(p)~~    Indebtedness under Swap Agreements permitted by Section 6.07;
(q)    ~~(q)~~    Indebtedness of Foreign Subsidiaries, and guarantees thereof by Foreign Subsidiaries, in respect of local lines of credit, letters of credit, bank guarantees and similar extensions of credit, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;
(r)    ~~(r)~~    unsecured Indebtedness incurred by any Loan Party or its Subsidiary in the ordinary course of business under a commercial credit card program not to exceed $5,000,000;
(s)~~(s)~~    to the extent it constitutes Indebtedness, obligations of the Company owing under the terms of the Las Vegas Lease as in effect on the date hereof or as amended in a way that does not materially affect the nature of the obligations owing thereunder (i.e., a lease obligation); and
(t)    ~~(s)~~    other Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.
SECTION 6.02.    ~~SECTION 6.02.~~ Liens
. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:
(a)Liens created pursuant to any Loan Document;
(b)    ~~(b)~~    Permitted Encumbrances;
(c)        ~~(c)~~    any Lien on any property or asset of any Borrower or any Subsidiary existing on the ~~date hereof~~First Amendment Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Subsidiary or any other Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on ~~the date hereof~~First Amendment Effective Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d)        ~~(d)~~    Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted

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by clause (e) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of any Borrower or any Subsidiary;
(e)~~(e)~~    any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(f)~~(f)~~    Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(g)~~(g)~~    Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;
(h)~~(h)~~    Liens granted by a Subsidiary that is not a Loan Party in favor of a Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;
(i)~~(i)~~    Liens on assets of Foreign Subsidiaries securing Indebtedness permitted under Section 6.01(q);
(j)        ~~(j)~~    Liens on earnest money deposits of cash or cash equivalents made, or escrow or similar arrangements entered into, in connection with any Permitted Acquisition or other investment permitted pursuant to Section 6.04;
(k)        ~~(k)~~    Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with Borrower or any Subsidiary in the ordinary course of business;
(l)        ~~(l)~~    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business so long as any Inventory or Accounts subject to such Liens are reported as ineligible on the most recent Borrowing Base Certificate;
(m)        ~~(m)~~    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 6.01; and
(n)        ~~(n)~~    Liens securing obligations outstanding in an aggregate principal amount not to exceed $5,000,000.

SECTION 6.03.    ~~SECTION 6.03.~~ Fundamental Changes~~.~~ .
(a) ~~(a)~~    No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or

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dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of any Borrower may merge into a Borrower in a transaction in which such Borrower (or the Company if multiple Borrowers are involved) is the surviving entity, (ii) any Loan Party (other than a Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Loan Party which owns such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of such Loan Party and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, and (iv) the Company and its Subsidiaries may merge or consolidate with a target in connection with Permitted Acquisitions; provided that in any merger or consolidation to which a Loan Party is a party, such Loan Party shall be the surviving entity.
(b)    ~~(b)~~    No Loan Party will, nor will it permit any Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of Administrative Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.
(c)    ~~(c)~~    No Loan Party will, nor will it permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the date hereof and businesses reasonably related, ancillary or complementary to thereto including, but limited to business, operations or activities that are reasonably complementary, ancillary, similar, related, or incidental thereto or any business, operations or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
(d)    ~~(d)~~    No Loan Party will, nor will it permit any Subsidiary to, change its fiscal year from the basis in effect on the Effective Date, without giving prior written notice to the Administrative Agent at least 30 days prior to such change.
SECTION 6.04.    ~~SECTION 6.04.~~ Investments, Loans, Advances, Guarantees and Acquisitions
. No Loan Party will, nor will it permit any Subsidiary to, form any subsidiary after the Effective Date, or purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any evidences of Indebtedness Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:
(a)    ~~(a)~~    Permitted Investments, subject to control agreements (if required by the terms of the Security Agreement) in favor of the Administrative Agent for the benefit of the Secured Parties or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties;

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(b)    ~~(b)~~    investments in existence on the ~~date hereof~~First Amendment Effective Date and described in Schedule 6.04 and any modification, renewal or extension thereof to the extent not involving any additional investment;
(c)~~(c)~~    investments by the Borrowers and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary, Foreign Subsidiary Holdco, or CFC referred to in Section 5.14) and (ii) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $5,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs) and no such investments into a non-Loan Party may be made while an Event of Default is continuing or would result therefrom;
(d)~~(d)~~    loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary, provided that (A) (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $5,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs) and (B) no such loans or advances may be made to a non-Loan Party while any Event of Default is continuing or would result therefrom;
(e)~~(e)~~    Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with outstanding investments permitted under clause (ii) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d)) shall not exceed $5,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(f)    ~~(f)~~    (i) loans and advances not to exceed $~~1,000,000~~2,000,000 in the aggregate at any one time outstanding consisting of travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business consistent with past practices, and (ii) loans to employees, officers or directors relating to the purchase of Equity Interests of the Company or its Subsidiaries pursuant to employee equity purchase agreements approved by the Company’s or such Subsidiary’s board of directors;
(g)    ~~(g)~~    notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account ~~Debtor's~~Debtor’s Accounts in the ordinary course of business, consistent with past practices;
(h)~~(h)~~    investments in the form of Swap Agreements permitted by Section 6.07;
(i)~~(i)~~    investments of any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

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(j)~~(j)~~    investments received in connection with Dispositions permitted by Section 6.05;
(k)~~(k)~~    Permitted Acquisitions;
(l)~~(l)~~    investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;
(m)~~(m)~~     extensions of trade credit to customers in the ordinary course of business on ordinary terms;
(n)~~(n)~~    investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(o)~~(o)~~    investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business; provided that this clause (o) shall not apply to investments of the Company in any Subsidiary;
(p)~~(p)~~    investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrowers’ business;
(q)~~(q)~~    minority equity investments, joint ventures or strategic alliances provided that (i) any cash investments does not exceed $5,000,000 in the aggregate and (ii) no such investment may be made while a Default is continuing or if would result therefrom;
(r)~~(r)~~    other investments not to exceed $5,000,000 in the aggregate in any fiscal year, provided, that no such investments may be made while a Default is continuing or if would result therefrom; ~~and~~
(s)~~(s)~~    repurchases or redemptions of capital stock made in accordance with Section 6.08~~.~~; and
(t)other investments (other than Acquisitions) subject to satisfaction of the Payment Conditions.
SECTION 6.05.~~SECTION 6.05.~~ Asset Sales
. No Loan Party will, nor will it permit any Subsidiary to, Dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:
(a)~~(a)~~    Dispositions of (i) Inventory in the ordinary course of business (including, but not limited to donations), (ii) used, obsolete, unmerchantable, worn out or surplus equipment or property in the ordinary course of business, (iii) property no longer used or useful to the business of the Loan Parties and their respective Subsidiaries in the ordinary course of business and (iv) equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such sale, transfer or disposition are reasonably promptly applied to the purchase price of such replacement property;

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(b)~~(b)~~    Dispositions of assets to any Borrower or any Subsidiary, provided that any such Dispositions which are not solely among: (i) Borrowers, (ii) Loan Parties (other than Borrowers), or (iii) Subsidiaries that are not Loan Parties, shall, in each case, be made in compliance with Section 6.09;
(c)~~(c)~~    Dispositions of Accounts in connection with the compromise, settlement or collection thereof;
(d)~~(d)~~    sales, transfers and dispositions of Permitted Investments;
(e)~~(e)~~    Sale and Leaseback Transactions permitted by Section 6.06;
(f)~~(f)~~    Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;
(g)~~(g)~~    leases or subleases of real property granted in the ordinary course of business (and in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than intellectual property) granted in the ordinary course of business, if the leases, subleases, licenses and sublicenses do not prohibit granting the Administrative Agent, on behalf of itself, the Lenders and other Secured Parties, a security interest therein;
(h)~~(h)~~    non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business, and licenses of intellectual property that could not result in a legal transfer of title of licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;
(i)~~(i)~~    the granting of Liens permitted by Section 6.02;
(j)~~(j)~~    donations of assets in the ordinary course of business; and
(k)~~(k)~~    sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (k) shall not exceed $5,000,000 during any fiscal year of the Company.
SECTION 6.06.~~SECTION 6.06.~~ Sale and Leaseback Transactions
. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 120 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

SECTION 6.07.    ~~SECTION 6.07.~~ Swap Agreements

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. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Subsidiary.
SECTION 6.08.    ~~SECTION 6.08.~~ Restricted Payments; Certain Payments of Indebtedness~~.~~ .
(a) ~~(a)~~    No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) each of the Loan Parties and their Subsidiaries may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) any Loan Party may make a Restricted Payment to another Loan Party, any Subsidiary may make a Restricted Payment to a Loan Party, and any Subsidiary which is not a Loan Party may make a Restricted Payment to another Subsidiary, (iii) the Borrowers may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and their Subsidiaries, in an aggregate amount not to exceed $1,000,000 during any fiscal year of the Borrowers, (iv) the Borrowers may purchase of capital stock from former or current employees, officers, consultants and directors pursuant to employee stock purchase plans, stockholder plans, director or consultant stock option plans, employee stock option agreements, restricted stock agreements, equity incentive plans or other similar agreements or plans; provided such purchases do not exceed $500,000 in the aggregate per fiscal year, and (v) any Loan Party may make a Restricted Payment ~~so long as both before and after giving effect to such Restricted Payment: (A) no Default exists and is continuing, (B) Excess Availability is greater than or equal to an amount equal to 20% of the Aggregate Revolving Commitment, and (C) the Fixed Charge Coverage Ratio, calculated on a trailing twelve month basis, is greater than or equal to 1.25 to 1.00, recomputed on a pro forma basis for the most recent fiscal month for which financial statements have been delivered to Administrative Agent under the Loan Documents.~~subject to satisfaction of the Payment Conditions.
(b)~~(b)~~    No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:
(i)~~(i)~~    payment of Indebtedness created under the Loan Documents;
(ii)~~(ii)~~    payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;
(iii)~~(iii)~~    refinancings of Indebtedness to the extent permitted by Section 6.01;
(iv)~~(iv)~~    payments between Loan Parties and payments from any non-Loan Party to a Loan Party and from a Subsidiary that is not a Loan Party to any other Subsidiary; ~~and~~

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(v)~~(v)~~    payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05~~.~~; and
(vi)other payments subject to the satisfaction of the Payment Conditions, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof.
SECTION 6.09.    ~~SECTION 6.09.~~ Transactions with Affiliates
. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions, when taken as a whole, not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Loan Parties not involving any other Affiliate, (c) any investment permitted by Sections 6.04(c), 6.04(d) or 6.04(e), (d) any Indebtedness permitted under Sections 6.01(c), 6.01(d), or 6.01(s), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of any Borrower or any Subsidiary who are not employees of such Borrower or Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or their Subsidiaries in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, equity based awards, stock options and stock ownership plans approved by a Borrower’s board of directors.
SECTION 6.10.    ~~SECTION 6.10.~~ Restrictive Agreements
. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the ~~date hereof~~First Amendment Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to

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the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
SECTION 6.11.    ~~SECTION 6.11.~~ Amendment of Material Documents
. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness except in accordance with any subordination agreement or intercreditor agreement related thereto, or (b) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents, to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.
SECTION 6.12.    ~~SECTION 6.12.~~ Financial Covenants.
(a)~~(a)~~    Fixed Charge Coverage Ratio. ~~Upon the occurrence and during the continuance of a Covenant Testing Trigger Period, the~~The Borrowers will not permit the Fixed Charge Coverage Ratio to be less than ~~1.10~~1.20 to 1.0 when measured, on a trailing ~~twelve month~~four fiscal quarter basis, as of the end of~~: (a) the last month immediately preceding the occurrence of such Covenant Testing Trigger Period for which financial statements have most recently been delivered pursuant to Section 5.01, and (b) each month for which financial statements are required to be delivered pursuant to Section 5.01 during such Covenant Testing Trigger Period.~~ the end of each fiscal quarter of the Borrowers.
(b)Leverage Ratio. The Borrowers will not permit the Leverage Ratio, as of the end of each fiscal quarter of the Borrowers, to be greater than 2.75 to 1.00.
SECTION 6.13.Outbound Investment Rules~~ARTICLE VII~~
. No Borrower will, nor will permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if a Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE VII

Events of Default
~~Events of Default~~
If any of the following events (“Events of Default”) shall occur:
(a)    ~~(a)~~    the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

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(b)    ~~(b)~~    the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;
(c)    ~~(c)~~    any representation or warranty made or deemed made by or on behalf of any Loan Party or any Material Domestic Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;
(d)    ~~(d)~~    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in: (i) Sections 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI of this Agreement, or (ii) Sections 4.1(d) through (f), 4.2(a), 4.6, 4.11, or 4.15~~, or Article VII~~  of the Security Agreement;
(e)    ~~(e)~~    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, 5.02 (other than Section 5.02(a)), 5.03 through 5.07, 5.10, 5.11 or 5.13 of this Agreement, or Sections 4.2(b), 4.2(d), 4.3(a), 4.3(b), or 4.12 of the Security Agreement, or (ii) 30 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or any other Loan Document;
(f)    ~~(f)~~    any Loan Party or Material Domestic Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period set forth in the documents governing such Material Indebtedness and to the extent not waived);
(g)    ~~(g)~~    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05;
(h)    ~~(h)~~    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or Material Domestic Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Material Domestic Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

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(i)    ~~(i)~~    any Loan Party or Material Domestic Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Material Domestic Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    ~~(j)~~    any Loan Party or Material Domestic Subsidiary shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due;
(k)    ~~(k)~~    (i) one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $5,000,000, or more (except to the extent fully covered by insurance pursuant to which the insurer has expressly acknowledged coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (A) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, paid, vacated, or bonded pending appeal after when due, or (2) a stay of enforcement thereof is not in effect, or (B) enforcement proceedings are commenced upon such judgment, order, or award; or (ii) any Loan Party or Material Domestic Subsidiary shall fail within thirty (30) days after when due to pay, satisfy, or discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
(l)    ~~(l)~~    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $1,000,000 for all periods;
(m)    ~~(m)~~    a Change in Control shall occur;
(n)    ~~(n)~~    the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.08;
(o)    ~~(o)~~    except as permitted by the terms of any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien;
(p)    ~~(p)~~    any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

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(q)    ~~(q)~~    any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or
(r)    ~~(r)~~    any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any property of such Loan Party having a fair market value in excess of $1,000,000; ~~or~~

    ~~(s)    the Availability Block fails to be reduced to $0 by December 31, 2024;~~
then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments (including the Swingline Commitment), whereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees (including, for the avoidance of doubt, any break funding payments) and other obligations of the Borrowers accrued hereunder and under any other Loan Document, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in the case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments (including the Swingline Commitment) shall automatically terminate and the principal of the Loans then outstanding and the cash collateral for the LC Exposure, together with accrued interest thereon and all fees (including, for the avoidance of doubt, any break funding payments) and other obligations of the Borrowers accrued hereunder and under any other Loan Documents, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE VIII

The Administrative Agent
~~ARTICLE VIII~~
~~The Administrative Agent~~
SECTION 8.01.    ~~SECTION 8.01.~~ Authorization and Action.

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(a)    ~~(a)~~    Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)
    ~~(b)~~     As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any other Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)    ~~(c)~~    In performing its functions and duties hereunder and under the other Loan Documents, the
Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

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(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank, or any other Secured Party other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and
(ii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.
(d)    ~~(d)~~     The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)     ~~(e)~~     None of any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)~~(f)~~    In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other

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Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
(g)    ~~(g)~~    The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrowers’ right to consent pursuant to and subject to the conditions set forth in this Article, no Borrower nor any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
SECTION 8.02.    ~~SECTION 8.02.~~ Administrative Agent’s Reliance, Limitation of Liability, Etc
.
(a)    ~~(a)~~    Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, certifications, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)~~(b)~~    The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower Representative, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower Representative, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, certification, warranty

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or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Competitors. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Competitor. Each lender represents and warrants to the parties hereto that at the time it becomes a Lender, it is not a Competitor.
(c)~~(c)~~    Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, certifications, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION 8.03.~~SECTION 8.03.~~ Posting of Communications.
(a)~~(a)~~    The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)~~(b)~~    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent

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from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each Issuing Bank and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each Issuing Bank and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)~~(c)~~    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) OR ANY OTHER PARTY HERETO HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND (OTHER THAN FOR DIRECT OR ACTUAL DAMAGES TO THE EXTENT THEY ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY) INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF SUCH PARTY’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d)~~(d)~~     Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

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(e)~~(e)~~    Each of the Lenders, each Issuing Bank and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)~~(f)~~    Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 8.04.~~SECTION 8.04.~~ The Administrative Agent Individually
. With respect to its Commitment, Loans (including Swingline Loans) and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.
SECTION 8.05.    ~~SECTION 8.05.~~ Successor Administrative Agent.
(a)    ~~(a)~~    The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower Representative, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower Representative (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b)~~(b)~~     Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative

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Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and Issuing Bank. Following the effectiveness of the Administrative ~~Agent's~~Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.
SECTION 8.06.    ~~SECTION 8.06.~~ Acknowledgements of Lenders and Issuing Bank.
(a)     ~~(a)~~    Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrowers, or for the purposes of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under

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or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)~~(b)~~    Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder.
(c)    ~~(c)~~    Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any ~~of the~~ information or calculation contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information or calculation contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination, calculation or similar function will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records and other supporting information furnished by or on behalf of the Loan Parties, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to a Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys~~'~~’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
(d)Each Lender hereby agrees that (i) the Administrative Agent may (but shall not be obligated to) provide services in its sole discretion to assist the Borrowers in determining the Borrowing Base (or any component thereof) at any time, (ii) the Administrative Agent may cease providing such services at any time in its sole discretion, (iii) neither the Administrative Agent’s decision to provide (or not provide) such services at any time shall, nor shall any aspect of the provision of such services, constitute gross negligence, willful misconduct, bad faith or a material breach of the Administrative Agent’s obligations for purposes of this Agreement or any other Loan Document, (iv) regardless of whether such services are provided, the Borrowers shall at all times be solely responsible for (A) the timely delivery of the Borrowing Base Certificate and all supporting information as required by this Agreement and (B) each calculation, and the accuracy of all information, contained in the Borrowing Base Certificate, and (v) to the extent permitted by applicable law no Lender shall assert any claim against the Administrative Agent, for any Liabilities arising from the provision (or decision not to provide) such services. The Administrative Agent shall have no responsibility or obligation to any Lender or any other Person or entity in connection with

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the provision of any such services, the cessation of such services, or the decision not to provide such services.
(e)    ~~(d)~~    (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.06(~~d~~e) shall be conclusive, absent manifest error.
(i)(ii)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(ii)(iii)    Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.

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(iii)(iv)    Each party’s obligations under this Section 8.06(d) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(f)The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.
SECTION 8.07.    ~~SECTION 8.07.~~ Collateral Matters
.
(a)~~(a)~~    Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.
(b)~~(b)~~    In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banki

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ng Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)~~(c)~~    The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
SECTION 8.08.~~SECTION 8.08.~~ Credit Bidding
. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured

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Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
SECTION 8.09.    ~~SECTION 8.09.~~ Certain ERISA Matters
.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)~~(i)~~    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)~~(ii)~~    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)~~(iii)~~     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-

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sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)~~(iv)~~    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)~~(b)~~     In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)~~(c)~~     The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.10.    ~~SECTION 8.10.~~ Flood Laws
. JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMCB, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMCB reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.
SECTION 8.11.Borrower Communications.

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~~ARTICLE IX~~
(a)The Administrative Agent, the Lenders and the Issuing Banks agree that, pursuant to procedures approved by the Administrative Agent, the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
As used in this Section 8.11, “Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, Compliance Certificate, Borrowing Base Certificate and supporting documentation, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, certification, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Loan Party to the Administrative Agent through the Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the Administrative Agent.
(b)Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each Lender, each Issuing Bank, and each Borrower acknowledges and agrees that (i) the distribution of material through an electronic medium is not necessarily secure, (ii) the Administrative Agent is not responsible for approving or vetting administrators, representatives, or contacts of the Borrowers added to the Approved Borrower Portal, and (iii) there may be confidentiality and other risks associated with such distribution. Each Lender, each Issuing Bank, and each Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
(d)Each Lender, each Issuing Bank, and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the

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Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)Nothing herein shall prejudice the right of the Loan Parties to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
ARTICLE IX

Miscellaneous
~~Miscellaneous~~
SECTION 9.01.    ~~SECTION 9.01.~~ Notices~~.~~ .
(a) ~~(a)~~ Except in the case of notices and other communications expressly permitted to be given by telephone ~~or~~, Electronic ~~Systems~~System, or the Approved Borrower Portal (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, as follows:
(i)~~(i)~~    if to any Loan Party, to the Borrower Representative at:
The Honest Company, Inc.
12130 Millennium Drive, #500
Los Angeles, CA 90094
Attention: Curtiss Bruce
~~Attention: Kelly Kennedy~~
Email: ~~kkennedy~~cbruce@thehonestcompany.com
~~With a copy to:~~
With a copy to:

Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, CA 94111
Attention: Maricel Mojares-Moore
Email: mmoore@cooley.com
~~Email: mmoore@cooley.com~~
(ii)~~(ii)~~     if to the Administrative Agent, JPMCB in its capacity as an Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:
(iii)
~~3 Park Plaza, Suite 900~~
~~Irvine, California 92614~~
~~Attention: Account Executive~~
~~Facsimile No: (949) 471-9872~~
2029 Century Park E
Floor 38

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Los Angeles, CA 90067
Attention: Mary Liz DePalma
Facsimile No: 310-201-7761
~~with a copy to:~~
with a copy to:

MORGAN, LEWIS & BOCKIUS LLP
300 South Grand Avenue, 22nd Floor
Los Angeles, California 90071-3132
Attention: Christopher Exberger, Esq.
Facsimile No: (212) 309-6001
(iv)~~(iii)~~     if to any other Lender or Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire.
All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (B) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (C) delivered through Electronic ~~Systems or~~System, Approved Electronic ~~Platforms~~Platform, or Approved Borrower Portal, as applicable, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(b)~~(b)~~    Notices and other communications to any Borrower, any Loan Party, the Lenders, the Administrative Agent, and the Issuing Banks hereunder may be delivered or furnished by using Electronic ~~Systems or~~System, Approved Electronic ~~Platforms,~~Platform, or Approved Borrower Portal as applicable, ~~or~~in each case pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to Compliance Certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic ~~Systems or~~System, Approved Electronic ~~Platforms~~Platform, or Approved Borrower Portal, as applicable, and in each case pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

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(c)~~(c)~~    Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
SECTION 9.02.    ~~SECTION 9.02.~~ Waivers; Amendments~~.~~ .
(a) ~~(a)~~  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    ~~(b)~~    Except as provided in the first sentence of Section 2.09(e) (with respect to any commitment increase) and subject to Section 2.14(c), (d) and (e) and Section 9.02(e) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Revolving Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (except that (x) any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause and (y) only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrower to pay interest or fees at the applicable default rate set forth in Section 2.13(d)) (provided that any amendment or modification of the financial covenants in this Agreement (or any defined term used therein) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (B)), (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder other than interest payable at the applicable default rate set forth in Section 2.13(d), or reduce the amount of, waive or excuse any such, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (D) change Section 2.09(d) or Section 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or the manner in which payments are shared, without the written consent of each Lender directly affected thereby (other than any Defaulting Lender), (E) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of each Revolving Lender (other than any Defaulting Lender), (F) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulti

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ng Lender) directly affected thereby, (G) change Section 2.20 without the consent of each Lender (other than any Defaulting Lender), (H) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), or (I) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, each Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender); provided further that no such agreement shall amend or modify the provisions of Section 2.06 without the prior written consent of the Administrative Agent and the Issuing Banks. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.
(c)~~(c)~~    The Lenders and the Issuing Banks hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon Payment in Full of all Secured Obligations, and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $5,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrowers as to the value of any Collateral to be so released, without further inquiry). In connection with any release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to execute and deliver to any Loan Party, all documents that such Loan Party shall reasonably request to effect or otherwise evidence such release). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.
(d)~~(d)~~    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders

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is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers, the Administrative Agent and the Issuing Banks shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
(e)    ~~(e)~~    Notwithstanding anything to the contrary herein, (i) the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency, and (ii) any fee letter may be amended solely with the written consent of the parties thereto.
SECTION 9.03.    ~~SECTION 9.03.~~ Expenses; Limitation of Liability; Indemnity; Etc~~.~~ .
(a) ~~(a)~~  Expenses. The Loan Parties shall, jointly and severally, pay all (i) reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent (limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more actual conflicts of interest arise), in connection with the syndication and distribution (including, without limitation, via the internet or through any Electronic System or Approved Electronic Platform) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender (limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more actual conflicts of interest arise), in connection with the enforcement, collection or protection of its rights in

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connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such documented ~~out-of pocket~~out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:
(A)~~(A)~~    appraisals (subject to the limitations set forth in Section 5.12) and insurance reviews;
(B)~~(B)~~    field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees ~~for each Person employed by~~of the Administrative Agent with respect to each field examination or such other Report;
(C)~~(C)~~    background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;
(D)~~(D)~~    Taxes, fees and other charges for (1) lien and title searches and title insurance and (2) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;
(E)~~(E)~~    sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and
(F)~~(F)~~    forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.
All of the foregoing fees, costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).
(b)    ~~(b)~~    Limitation of Liability. To the extent permitted by applicable law (i) neither any Borrower nor any Loan Party shall assert, and each Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform, and any Approved Borrower Portal) other than actual or direct damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve any Borrower or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. Further, each Borrower and each Loan Party agrees that (i) the Administrative Agent may (but shall not be obligated to) provide services in its sole discretion to assist the Borrowers in determining t

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he Borrowing Base (or any component thereof) at any time, (ii) the Administrative Agent may cease providing such services at any time in its sole discretion, (iii) neither the Administrative Agent’s decision to provide (or not provide) such services at any time shall, nor shall any aspect of the provision of such services, constitute gross negligence, willful misconduct, bad faith or a material breach of the Administrative Agent’s obligations for purposes of this Agreement or any other Loan Document, and (iv) regardless of whether such services are provided, the Borrowers shall at all times be solely responsible for (A) the timely delivery of the Borrowing Base Certificate and all supporting information as required by this Agreement and (B) each calculation, and the accuracy of all information, contained in the Borrowing Base Certificate.
(c)    ~~(c)~~    Indemnity. The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more actual conflicts of interest arise), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(~~b~~c) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(d)    ~~(d)~~    Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by any Loan Party under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent, each Issuing Bank and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by a Loan Party and without limiting the obligation of any Loan Party to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or t

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he transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided, further, that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and Payment in Full of the Secured Obligations.
(e)    ~~(e)~~    Payments. All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04.    ~~SECTION 9.04.~~ Successors and Assigns~~.~~ .
(a) ~~(a)~~ The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(~~b)(~~i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)~~(A)~~    the Borrower Representative, provided that the Borrower Representative shall be deemed to have consented to any such assignment of all or a portion of the Revolving Loans and Commitments unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and provided further that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B)~~(B)~~    the Administrative Agent;
(C)~~(C)~~    each Issuing Bank; and
(D)~~(D)~~    the Swingline Lender.
(i)        ~~(ii)~~    Assignments shall be subject to the following additional conditions:

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(A)    ~~(A)~~    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;
(B)    ~~(B)~~    each partial assignment shall be made as an assignment of a proportionate part of all the assigning ~~Lender's~~Lender’s rights and obligations under this Agreement;
(C)    ~~(C)~~    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and
(D)    ~~(D)~~    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to this clause (c), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence and during the continuance of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such

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Person would hold more than 25% of the then outstanding Aggregate Credit Exposure or Commitments, as the case may be, (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party, or (e) so long as no Event of Default exists, any Competitor.
(ii)~~(iii)~~    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning ~~Lender's~~Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iii)~~(iv)~~    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(iv)~~(v)~~    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    ~~(c)~~    Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such ~~Lender's~~Lender’s obligations under this Agreement shall rema

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in unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and/or obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(b) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each ~~Participant's~~Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a ~~Participant's~~Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    ~~(d)~~    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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SECTION 9.05.    ~~SECTION 9.05.~~ Survival
. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06.    ~~SECTION 9.06.~~ Counterparts; Integration; Effectiveness; Electronic Execution~~.~~ .
(a) ~~(a)~~ This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Issuing Bank Sublimit of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)    ~~(b)~~    Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved

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by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each other Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 9.07.    ~~SECTION 9.07.~~ Severability
. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    ~~SECTION 9.08.~~ Right of Setoff
. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Secured Obligations held by such Lender, such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, such Issuing Bank or their respective Affiliates shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or

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obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, the applicable Issuing Bank or such Affiliate shall notify the Borrower Representative and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.
SECTION 9.09.    ~~SECTION 9.09.~~ Governing Law; Jurisdiction; Consent to Service of Process~~.~~ .
(a) ~~(a)~~ The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of California, but giving effect to federal laws applicable to national banks.
(b)    ~~(b)~~     Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of California.
(c)    ~~(c)~~     Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or California state court sitting in Los Angeles, California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such California State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over any Issuing Bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the

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rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(d)    ~~(d)~~    Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)    ~~(e)~~    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.    ~~SECTION 9.10.~~ WAIVER OF JURY TRIAL; JURY REFERENCE~~.~~ .
(a) ~~(a)~~    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(b)~~(b)~~    IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST EITHER PARTY HERETO IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) (EACH, A “CLAIM”) AND THE WAIVER SET FORTH IN THE PRECEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, EACH PARTY HERETO (BY ITS ACCEPTANCE HEREOF) AGREE AS FOLLOWS:
(i)WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN PARAGRAPH (ii) BELOW, ANY CLAIM WILL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.2, INCLUDING ANY REVISION OR REPLACEMENT OF SUCH STATUTES OR RULES HEREAFTER ENACTED. EACH PARTY HERETO INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638, INCLUDING ANY REVISION OR REPLACEMENT OF SUCH STATUTE OR RULE HEREAFTER ENACTED. EXCEPT AS OTHERWISE PROVIDED IN THIS AND THE OTHER RELATED DOCUMENTS, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN THE STATE OR FEDERAL COURT IN THE COUNTY OR DISTRICT WHERE VENUE IS OTHERWISE APPROPRIATE UNDER APPLICABLE LAW.
(ii)THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY; (B) EXERCISE OF SELF-HELP

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REMEDIES (INCLUDING, WITHOUT LIMITATION, SET-OFF); (C) APPOINTMENT OF A RECEIVER; AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING, WITHOUT LIMITATION, WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS DOCUMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY HERETO TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF EACH PARTY HERETO TO A REFERENCE PROCEEDING PURSUANT TO THIS DOCUMENT.
(iii)UPON THE WRITTEN REQUEST OF ANY PARTY HERETO, EACH PARTY HERETO SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES HERETO DO NOT AGREE UPON A REFEREE WITHIN TEN (10) DAYS OF SUCH WRITTEN REQUEST, THEN EACH PARTY HERETO MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B), INCLUDING ANY REVISION OR REPLACEMENT OF SUCH STATUTE OR RULE HEREAFTER ENACTED.
(iv)ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN EITHER PARTY HERETO SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.
(v)THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. EACH PARTY HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA. THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING, WITHOUT LIMITATION, MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT THE REFEREE’S DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.
(vi)EACH PARTY HERETO RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.
SECTION 9.11.    ~~SECTION 9.11.~~ Headings
. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    ~~SECTION 9.12.~~ Confidentiality

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. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap ~~or~~, derivative or insurance transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative, (h) to holders of Equity Interests in any Borrower, (i) to any Person providing a Guarantee of all or any portion of the Secured Obligations or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers.
For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

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ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
SECTION 9.13.    ~~SECTION 9.13.~~ Several Obligations; Nonreliance; Violation of Law
. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Federal Reserve Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.
SECTION 9.14.    ~~SECTION 9.14.~~ USA PATRIOT Act
. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.
SECTION 9.15.    ~~SECTION 9.15.~~ Disclosure
. Each Loan Party, each Lender and each Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
SECTION 9.16.    ~~SECTION 9.16.~~ Appointment for Perfection

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. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION 9.17.    ~~SECTION 9.17.~~ Interest Rate Limitation
. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.18.    ~~SECTION 9.18.~~ Marketing Consent
. The Borrowers hereby authorize JPMCB and its affiliates (collectively, the “JPMCB Parties”), at their respective sole expense, and without any prior approval by the Borrowers, to include any Borrower’s name and logo in advertising, marketing, tombstones, case studies and training materials, and to give such other publicity to this Agreement as the JPMCB Parties may from time to time determine in their sole discretion. The foregoing authorization shall remain in effect unless and until the Borrower Representative notifies JPMCB in writing that such authorization is revoked.
SECTION 9.19.~~SECTION 9.19.~~ Acknowledgement and Consent to Bail-In of Affected Financial Institutions
. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)~~(a)~~    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

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(b)~~(b)~~    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)~~(i)~~    a reduction in full or in part or cancellation of any such liability;
(ii)~~(ii)~~    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)~~(iii)~~     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.20.~~SECTION 9.20.~~ No Fiduciary Duty, Etc~~.~~ .
(a) ~~(a)~~    Each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Loan Party with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, any Loan Party or any other person. Each Loan Party agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Loan Party acknowledges and agrees that no Credit Party is advising any Loan Party as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Loan Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Loan Party with respect thereto.
(b)~~(b)~~    Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Loan Party and other companies with which any Loan Party may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(c)~~(c)~~    In addition, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which a Loan Party may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Loan Party by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Loan Party in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Loan Party also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Loan Party, confidential information obtained from other companies.

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SECTION 9.21.~~SECTION 9.21.~~ Acknowledgement Regarding Any Supported QFCs
. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of California and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ARTICLE X

Loan Guaranty
~~ARTICLE X~~
~~Loan Guaranty~~
SECTION 10.01.    ~~SECTION 10.01.~~ Guaranty
. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Banks and the Lenders in

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endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not (i) create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor) and (ii) create any guarantee by any Loan Guarantor of any obligation for which it is a primary obligor (other than pursuant to this Article X). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.
SECTION 10.02.~~SECTION 10.02.~~ Guaranty of Payment
. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, any Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
SECTION 10.03.~~SECTION 10.03.~~ No Discharge or Diminishment of Loan Guaranty~~.~~ .
(a) ~~(a)~~    Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.
(b)~~(b)~~    The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)~~(c)~~    Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action

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or failure to act by the Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than Payment in Full of the Guaranteed Obligations).
SECTION 10.04.~~SECTION 10.04.~~ Defenses Waived
. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor or any other Obligated Party, other than Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
SECTION 10.05.~~SECTION 10.05.~~ Rights of Subrogation
. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Banks and the Lenders.
SECTION 10.06.~~SECTION 10.06.~~ Reinstatement; Stay of Acceleration
. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan ~~Guarantor's~~Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Banks and the Lenders are in possession of this Loan Guaranty.

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If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.
SECTION 10.07.~~SECTION 10.07.~~ Information
. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, any Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
SECTION 10.08.~~SECTION 10.08.~~ Termination
. Each of the Lenders and Issuing Banks may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that shall exist under clause (o) of Article VII hereof as a result of any such notice of termination.
SECTION 10.09.~~SECTION 10.09.~~ Taxes
. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.
SECTION 10.10.~~SECTION 10.10.~~ Maximum Liability
. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the

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preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.
SECTION 10.11.~~SECTION 10.11.~~ Contribution.
(a)To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b)As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.
(c)This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.
(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.
(e)The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon Payment in Full of the Guaranteed Obligations and the termination of this Agreement.
SECTION 10.12.    ~~SECTION 10.12.~~ Liability Cumulative
. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
SECTION 10.13.    ~~SECTION 10.13.~~ Keepwell
. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap

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Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE XI

The Borrower Representative
~~ARTICLE XI~~
~~The Borrower Representative~~
SECTION 11.01.    ~~SECTION 11.01.~~ Appointment; Nature of Relationship
. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account, at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower(s), provided that, in the case of a Revolving Loan, such amount shall not exceed Availability. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.
SECTION 11.02.    ~~SECTION 11.02.~~ Powers
. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.
SECTION 11.03.    ~~SECTION 11.03.~~ Employment of Agents
. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

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SECTION 11.04.    ~~SECTION 11.04.~~ [Intentionally Omitted].
SECTION 11.05.    ~~SECTION 11.05.~~ Successor Borrower Representative
. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.
SECTION 11.06.    ~~SECTION 11.06.~~ Execution of Loan Documents; Borrowing Base Certificate
. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.
(Signature Pages Follow)

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EXHIBIT B

[See attached].

EXHIBIT C

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PLEDGE AND SECURITY AGREEMENT
THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) is entered into as of January 25, 2023 by and among THE HONEST COMPANY, INC., a Delaware corporation (“Honest”), and any additional entities which become parties to this Security Agreement by executing a Security Agreement Supplement hereto in substantially the form of Annex I hereto (such additional entities, together with Honest, each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.
PRELIMINARY STATEMENT
The Grantors, the Administrative Agent, the other Loan Parties and the Lenders are entering into a Credit Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Credit Agreement and to secure the Secured Obligations that it has agreed to guarantee pursuant to Article X of the Credit Agreement.
ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:
ARTICLE XII
DEFINITIONS
SECTION 12.01.Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
SECTION 12.02.Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.
SECTION 12.03.Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:
“Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or, solely in the case of Section 4.7, outside the United States.
“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.
“Closing Date” means the date of the Credit Agreement.
“Collateral” shall have the meaning set forth in Article II.
“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to the Administrative Agent, in its Permitted Discretion, between the Administrative Agent and any third party (including any bailee, consignee, processor, customs broker, or other similar

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Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.
~~“Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).~~
“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.
~~“Collection Account” shall have the meaning set forth in Section 7.1(b).~~
“Commercial Tort Claims” means the commercial tort claims of the Grantors described in Exhibit J; or any other claims relating the same, similar or related facts or circumstances referred to in such action.
“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
“Copyright Security Agreement” means each Copyright Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by the Grantors, or any of them, and the Administrative Agent.
“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask works, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by such Grantor with such banking institution.
“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Documents” shall have the meaning set forth in Article 9 of the UCC.
“Equipment” shall have the meaning set forth in Article 9 of the UCC.
“Excluded Accounts” means, collectively, (a) deposit accounts of Grantors specifically and exclusively used for payroll, payroll taxes, withheld income taxes and other employee and wage and benefit payments to or for the Grantor’s employees provided that the amount on deposit in such accounts does not exceed the then current amounts of such payroll, payroll taxes, withheld income taxes and other employee wage and benefit obligations, and (b) cash collateral accounts (other than cash collateral accounts provided pursuant to the Loan Documents) which exclusively contain deposits which are subject to Liens permitted by the Credit Agreement if the grant of a security interest in such account is prohibited under the terms of the contract governing such Lien permitted by the Credit Agreement.
“Excluded Collateral” means, collectively, (a) voting Equity Interests of any Foreign Subsidiary, solely to the extent that (i) such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such Foreign Subsidiary, and (ii) pledging more than 65% of the total outstanding voting

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Equity Interests of such Foreign Subsidiary would result in material adverse tax consequences to the Loan Parties; (b) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (i) the foregoing exclusions of this clause (b) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit the Administrative Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (ii) the foregoing exclusions of clauses (a) and (b) shall in no way be construed to limit, impair, or otherwise affect any of the Administrative Agent’s or Secured Parties’ continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests); (c) any "intent to use" application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a "Statement of Use" pursuant to Section 1(d) of the Lanham Act or an "Amendment to Allege Use" pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such "intent to use" application shall be considered Collateral; (d) any real property (including any leasehold interests therein) (other than to the extent a lien thereon can be perfected by the filing of a financing statement under the UCC); (e) Equity Interests in any Person other than Subsidiaries to the extent not permitted by customary terms in such Person’s organizational or joint venture documents unless any such restriction would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law; (f) Excluded Accounts; (g) “margin stock” (within the meaning of Regulation U); (h) Equity Interests of a Foreign Subsidiary solely to the extent to which pledges thereof and security interests thereon are prohibited by applicable law, rule or regulation (other than to the extent that such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such Equity Interests shall automatically cease to constitute “Excluded Collateral”, (i) any Equipment subject to a capital lease or purchase money security interest (in each case, to the extent permitted under the Loan Documents), to the extent that the granting of a security interest in such property would be prohibited under the terms of such capital lease or purchase money financing (but only for so long as such prohibition remains in effect) (other than (i) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (ii) to the extent that any such term has been waived or otherwise consented to by the other party thereto or (iii) to the extent any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or

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any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Collateral”, (j) motor vehicles and other assets subject to certificates of title the perfection of a security interest in which requires notation on a certificate of title or ownership; and (k) any other assets identified in writing by the Administrative Agent (which writing will expressly reference this Security Agreement and this definition) where the cost of obtaining or perfecting a security interest in such asset exceeds the practical benefit to the Lenders or Secured Parties afforded thereby as reasonably determined by the Administrative Agent in writing (in consultation with the Borrowers).
“Excluded Perfection Accounts” means the collective reference to Deposit Accounts ~~(other than any Collateral Deposit Account)~~ containing not more than $500,000 at any one time in the aggregate for all such Deposit Accounts.
“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
“Fixtures” shall have the meaning set forth in Article 9 of the UCC.
“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.
“Goods” shall have the meaning set forth in Article 9 of the UCC.
“Industrial Designs” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to registered industrial designs and industrial design applications.
“Instruments” shall have the meaning set forth in Article 9 of the UCC.
“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Industrial Designs, Software, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.
“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.
“Inventory” shall have the meaning set forth in Article 9 of the UCC.
“Investment Property” shall have the meaning set forth in Article 9 of the UCC.
“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property throughout the world, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right throughout the world.
“IP License” means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.
“Lenders” means the lenders party to the Credit Agreement and their successors and assigns.
“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

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“Liabilities” means all claims (including intraparty claims), actions, suits, judgments, demands, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
~~“Lock Boxes” shall have the meaning set forth in Section 7.1(a).~~
~~“Lock Box Agreement” shall have the meaning set forth in Section 7.1(a).~~
“Material Intellectual Property” means Intellectual Property that is owned by or licensed to any Grantor and material to the conduct of such Grantor’s business.
“Patent Security Agreement” means each Patent Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by the Grantors, or any of them, and the Administrative Agent.
“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.
“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors constituting Collateral, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.
“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
“Required Secured Parties” means (a) prior to an acceleration of the Obligations under the Credit Agreement, the Required Lenders, (b) after an acceleration of the Obligations under the Credit Agreement but prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been Paid in Full, Lenders holding in the aggregate at least a majority of the total of the Aggregate Credit Exposure, and (c) after the Credit Agreement has terminated by its terms and all of the Obligations thereunder have been Paid in Full (whether or not the Obligations under the Credit Agreement were ever accelerated), the Secured Parties holding in the aggregate at least a majority of the aggregate net early termination payments and all other amounts then due and unpaid from any Grantor to the Secured Parties in respect of the Secured Obligations, as determined by the Administrative Agent in its reasonable discretion.
“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
“Securities Account” shall have the meaning set forth in Article 9 of the UCC.
“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a financial institution, securities intermediary or other Person holding such Grantor’s securities or maintaining a securities account for such Grantor, and the Administrative Agent with respect to collection and control of all securities,

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balances and other assets held in a securities account maintained by such Grantor with such securities intermediary.
“Security” shall have the meaning set forth in Article 8 of the UCC.
“Security Agreement Supplement” shall mean any Security Agreement Supplement to this Security Agreement in substantially the form of Annex I hereto executed by an entity that becomes a Grantor under this Security Agreement after the date hereof.
“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.
“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.
“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.
“Trademark Security Agreement” means each Trademark Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by the Grantors, or any of them, and the Administrative Agent.
“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.
“Trade Secrets” mean all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to proprietary, confidential and/or non-public information, however documented, including but not limited to confidential ideas, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and all other trade secrets.
“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any other Secured Party’s Lien on any Collateral.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE XIII
GRANT OF SECURITY INTEREST
Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

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(A)all Accounts;
(B)all Chattel Paper;
(C)all Copyrights, Patents and Trademarks;
(D)all Documents;
(E)all Equipment;
(F)all Fixtures;
(G)all General Intangibles;
(H)all Goods;
(I)all Instruments;
(J)all Inventory;
(K)all Investment Property;
(L)all cash or cash equivalents;
(M)all letters of credit, Letter-of-Credit Rights and Supporting Obligations;
(N)all Deposit Accounts with any bank, financial institution or other Person;
(O)all Commercial Tort Claims; and
(P)all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;
to secure the prompt and complete payment and performance of the Secured Obligations.
Notwithstanding the foregoing, the term "Collateral" and the foregoing grant shall not include, and no security interest shall attach to, any Excluded Collateral; provided, that if and when any property shall cease to be Excluded Collateral, such property shall be deemed at all times from and after such date to constitute Collateral and a security interest shall attach to such Collateral to the extent otherwise subject to the grant clause in this Article II.
ARTICLE XIV
REPRESENTATIONS AND WARRANTIES
Each Grantor represents and warrants, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement represents and warrants (after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such Grantor as attached to such Security Agreement Supplement), to the Administrative Agent and the Secured Parties that:
SECTION 14.01.Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect

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to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate or limited liability company, as applicable, proceedings of such Grantor, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit H, the Administrative Agent will have a fully perfected first priority security interest in that Collateral of such Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).
SECTION 14.02.Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the ~~date hereof~~First Amendment Effective Date the type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.
SECTION 14.03.Principal Location. As of the ~~date hereof~~First Amendment Effective Date, such Grantor’s mailing address, which shall be its address for notices and other communications provided for herein and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A. Such Grantor has no other places of business on the ~~date hereof~~First Amendment Effective Date except those set forth in Exhibit A.
SECTION 14.04.Collateral Locations. As of the ~~date hereof~~First Amendment Effective Date, all of such Grantor’s locations where Collateral valued in excess of $100,000 is located (other than any collateral in transit in the ordinary course of business) are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (a) which are leased by such Grantor as lessee and designated in Part VII(b) of Exhibit A and (b) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.
SECTION 14.05.Deposit Accounts and Securities Accounts. As of the ~~date hereof~~First Amendment Effective Date, all of such Grantor’s Deposit Accounts and Securities Accounts are listed on Exhibit B.
SECTION 14.06.Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Except as disclosed on Exhibit A, as of the ~~date hereof~~First Amendment Effective Date such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.
SECTION 14.07.Letter-of-Credit Rights and Chattel Paper. As of the ~~date hereof~~First Amendment Effective Date, Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor. All action by such Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken to the extent required by the Administrative Agent. The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).
SECTION 14.08.Accounts and Chattel Paper.
(a)The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

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(b)With respect to its Accounts, (i) during a Borrowing Base Trigger Period, except as specifically disclosed on the most recent Collateral Report, ~~(i)~~ all Accounts included in the Borrowing Base are Eligible Accounts; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to the Administrative Agent; (iv) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; (v) such Grantor has not received any written notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any materially adverse change in such Account Debtor’s financial condition; and (vi) such Grantor has no knowledge that any Account Debtor has become insolvent or is generally unable to pay its debts as they become due.
(c)In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; and (ii) ~~no payments have been or shall be made thereon except payments immediately delivered to a Lock Box or a Collateral Deposit Account as required pursuant to Section 7.1; and (iii)~~ to such Grantor’s knowledge, all Account Debtors have the capacity to contract.
SECTION 14.09.Inventory. With respect to any of its Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit and Inventory with a value of less than $100,000 at any one location) is located at one of such Grantor’s locations set forth on Exhibit A or, following the Closing Date, at any location previously disclosed to the Administrative Agent pursuant to Section 4.1(g), (b) no Inventory (other than Inventory in transit and Inventory with a value of less than $100,000 at any one location) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for Liens permitted under Section 4.1(e), (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory (to the extent included in the Borrowing Base) of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.
SECTION 14.10.Intellectual Property.
(a)Exhibit D contains a complete and accurate listing as of the First Amendment Effective Date of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and material Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (A) the owner, (B) the title, (C) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (D) as applicable, the registration or application number and registration or application date and (E) any IP Licenses or other rights (including franchises) granted by such Grantor with respect thereto. Such Grantor owns directly or is entitled to use, by license or otherwise, all Intellectual Property necessary for the conduct of such Grantor’s business as currently conducted. All of the U.S. registrations, applications for registration or applications for issuance of the Material Intellectual Property are in good standing and are recorded or in the process of being recorded in the name of such Grantor.

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(b)On the First Amendment Effective Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. None of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Documents or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Material Intellectual Property of such Grantor.
(c)Such Grantor has taken or caused to be taken steps so that none of its Material Intellectual Property, the value of which to such Grantor is contingent upon maintenance of the confidentiality thereof, has been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives and agents of such Grantor who are parties to customary confidentiality and nondisclosure agreements with such Grantor. Each employee and contractor of such Grantor involved in development or creation of any Material Intellectual Property has assigned any and all inventions and ideas of such Person in and to such Material Intellectual Property to such Grantor.
(d)No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or exist to which such Grantor is bound that adversely affect its rights to own or use any Material Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.
(e)This Security Agreement and each Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement, if any, is effective to create a valid and continuing Lien on such Copyrights, IP Licenses, Patents and Trademarks and, upon filing with the Applicable IP Office of each Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement, if any, and the filing of appropriate financing statements in the jurisdictions listed in Exhibit H hereto, all action necessary or desirable to protect and perfect the security interest in, to and on such Grantor’s Patents, Trademarks, Copyrights or IP Licenses have been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from such Grantor. Such Grantor has no interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified in Exhibit D attached hereto which have been registered with the United States Copyright Office.
SECTION 14.11.Filing Requirements. None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D and (b) to the extent notified in writing to the Administrative Agent within five (5) Business Days of a Grantor acquiring such assets.
SECTION 14.12.No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) as permitted by Section 4.1(e).
SECTION 14.13.Pledged Collateral.
(a)On the ~~date hereof~~First Amendment Effective Date, Exhibit G sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor as of the ~~date hereof~~First Amendment Effective Date. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for any Liens permitted by Section 4.1(e). Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so

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informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by (1) a securities intermediary is covered by a Securities Account Control Agreement (other than Pledged Collateral contained in an Excluded Account) among such Grantor, the securities intermediary and the Administrative Agent pursuant to which the Administrative Agent has Control or (2) a securities intermediary that is the Administrative Agent and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.
(b)In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice or filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except in each case as may be required in connection with such disposition by laws affecting the offering and sale of securities generally and with respect to the shares of The Honest Company Hong Kong Limited constituting Pledged Collateral.
(c)Except as set forth in Exhibit G on the ~~date hereof~~First Amendment Effective Date, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.
ARTICLE XV
COVENANTS
From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor party hereto as of the date hereof agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each such additional Grantor agrees that:
SECTION 15.01.General.
(a)Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it in all material respects, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Administrative Agent shall from time to time request.
(b)Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (A) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or

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indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
(c)Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.
(d)Disposition of Collateral. Such Grantor will not sell, lease or otherwise Dispose of the Collateral owned by it except for Dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.
(e)Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted under Section 6.02 of the Credit Agreement.
(f)Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in favor of the Administrative Agent without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
(g)Locations. Such Grantor will not (i) maintain any Collateral (other than: (A) Collateral in transit in the ordinary course of business; (B) Collateral with a value of less than $100,000 at any one location; or (C) Collateral (other than Eligible Inventory) with a value of less than $500,000 at any one location for less than thirty (30) days) owned by it at any location other than those locations listed on Exhibit A or disclosed to the Administrative Agent pursuant to clause (ii) of this Section, (ii) otherwise change, or add to, such locations without giving Administrative Agent prior notice thereof (and such Grantor will use commercially reasonable efforts to obtain a Collateral Access Agreement for each such location to the extent required by Section 4.13 within 60 days of occupying such location) with respect to clauses (i) or (ii), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by Section 4.15.
(h)Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.
SECTION 15.02.Receivables.
(a)Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may (i) reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business, and (ii) recall Inventory in connection with product recalls and reduce the amount of Accounts arising from the sale of such Inventory provided it complies with the terms of the Credit Agreement relevant thereto.
(b)Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will use commercially reasonable efforts (or best efforts at the election of the Administrative Agent during the continuance of an Event of Default) to collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

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(c)Delivery of Invoices. Such Grantor will deliver to the Administrative Agent immediately upon its request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.
(d)Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Eligible Account owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Eligible Account, such Grantor will, at the time of submission to the Administrative Agent of the next Borrowing Base Certificate in accordance with the terms of the Credit Agreement, disclose such amounts to the Administrative Agent in writing as part of the Borrowing Base calculation. ~~Such~~ During any Borrowing Base Trigger Period, such Grantor shall send the Administrative Agent a copy of each credit memorandum in excess of $500,000 as soon as issued, and such Grantor shall promptly report each such credit memorandum and each of the facts required to be disclosed to the Administrative Agent in accordance with this Section 4.2(d) on the Borrowing Base Certificates submitted by it.
(e)Electronic Chattel Paper. Within a reasonable period of obtaining any electronic chattel paper such Grantor shall provide notice to the Administrative Agent and shall take all steps reasonably requested by the Administrative Agent necessary to grant the Administrative Agent Control of all electronic chattel paper in excess of $500,000 individually and $1,000,000 in the aggregate for all such electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
SECTION 15.03.Inventory and Equipment.
(a)Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear in respect of the Equipment.
(b)Returned Inventory. If an Account Debtor returns any Inventory to such Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. ~~Such~~During any Borrowing Base Trigger Period, such Grantor shall report within five (5) business days to the Administrative Agent any return involving an amount in excess of $500,000 (other than returns in connection with any product recalls previously disclosed to the Administrative Agent in writing). Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory until the Grantor determines such Inventory is salable. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default has occurred and is continuing, such Grantor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon.
(c)Inventory Count; Perpetual Inventory System. Such Grantor will conduct a physical count of its Inventory at least once per fiscal year, and upon the occurrence of and during the continuation of an Event of Default, at such other times as the Administrative Agent requests. Such Grantor, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. Such Grantor will maintain a perpetual inventory reporting system at all times.
(d)Equipment. Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to

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which real or personal property the Administrative Agent does not have a Lien. Such Grantor will not, without the Administrative Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral with an aggregate value in excess of $500,000.
SECTION 15.04.Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) promptly upon the Administrative Agent’s request, deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral with a value in excess of $500,000 individually for any Chattel Paper, Securities and Instruments and $1,000,000 in the aggregate for all such Chattel Paper, Securities and Instruments owned by it (if any then exist), other than the stock certificate of The Honest Company Hong Kong Limited, (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any such Chattel Paper, Securities and Instruments constituting Collateral, other than the stock certificate of The Honest Company Hong Kong Limited, (c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and promptly deliver to the Administrative Agent) any Document evidencing or constituting Collateral, other than the stock certificate of The Honest Company Hong Kong Limited, and (d) promptly upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.
SECTION 15.05.Uncertificated Pledged Collateral. Such Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral (other than Pledged Collateral contained in Excluded Accounts) and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a Securities Account Control Agreement giving the Administrative Agent Control (other than Pledged Collateral contained in Excluded Accounts).
SECTION 15.06.Pledged Collateral.
(a)Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for liens permitted by Section 4.1(e) and Dispositions permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity except as permitted by the Credit Agreement, or (ii) vote any such Pledged Collateral in favor of any of the foregoing.
(b)Issuance of Additional Securities. Such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.
(c)Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time following the occurrence and during the continuance of an Event of Default at the option of the Required Secured Parties.
(d)Exercise of Rights in Pledged Collateral.
(i)Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged

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Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of materially impairing the rights of the Administrative Agent in respect of such Pledged Collateral.
(ii)Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.
(iii)Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement.
(iv)All Excluded Payments and all other distributions in respect of any Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
(e)Interests in Limited Liability Companies and Limited Partnerships. Each Grantor agrees that no ownership interests in a limited liability company or a limited partnership which are included within the Collateral owned by such Grantor shall at any time constitute a Security under Article 8 of the UCC of the applicable jurisdiction.
SECTION 15.07.Intellectual Property.
(a)After any change to Exhibit D (or the information required to be disclosed thereon), such Grantor shall provide the Administrative Agent notification thereof in the next Compliance Certificate required to be delivered with the financial statements required by Sections 5.01(a) and (b) under the Credit Agreement and the Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement, if any, as described in this Section 4.7 and any other documents that Administrative Agent reasonably requests with respect thereto.
(b)Such Grantor shall (and shall cause all its licensees to) (i) (A) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (B) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (D) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Administrative Agent shall obtain a perfected security interest in such other Trademark pursuant to this Security Agreement and (ii) not do any act or omit to do any act whereby (A) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (B) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (C) any portion of the Copyrights included in the Material Intellectual Property may become

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invalidated, otherwise impaired or fall into the public domain or (D) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.
(c)Such Grantor shall notify the Administrative Agent promptly upon obtaining knowledge that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by the Administrative Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.
(d)Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Administrative Agent shall deem appropriate under the circumstances to protect such Material Intellectual Property.
(e)Such Grantor shall execute and deliver to the Administrative Agent the respective Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement for all Copyrights, Trademarks and Patents of such Grantor, which shall be in form and substance acceptable to the Administrative Agent and suitable for filing in the Applicable IP Office.
(f)Such Grantor shall take all actions necessary or requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of all Material Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.
SECTION 15.08.Commercial Tort Claims. All Commercial Tort Claims of each Grantor as of the ~~date hereof~~First Amendment Effective Date are listed on Exhibit J. Such Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify the Administrative Agent of any commercial tort claim (as defined in the UCC) in excess of $500,000 in the aggregate in value for all such commercial tort claims acquired by it and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to Administrative Agent a first priority security interest in such commercial tort claim.
SECTION 15.09.Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit, it shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the Administrative Agent thereof and upon request of the Administrative Agent cause the issuer and/or confirmation bank to (a) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (b) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent; provided however, that the Grantors shall not be required to take such actions with respect to letters of credit of less than $500,000 individually and $1,000,000 in the aggregate face amount for all such letters of credit.
SECTION 15.10.[Reserved].
SECTION 15.11.No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

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SECTION 15.12.Insurance.
(a)In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended.
(b)All insurance policies required hereunder and under Section 5.10 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) as an additional insured or as lender loss payee, as applicable, and shall contain lender loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and lender loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to the Administrative Agent.
(c)All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Administrative Agent upon request by the Administrative Agent. If such Grantor fails to obtain or maintain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Borrowers’ expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from such Grantor’s failure to maintain such insurance or pay any premiums therefor.
SECTION 15.13.Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where books and records are stored or located or where Eligible Inventory valued in excess of $100,000 is stored or located for longer than thirty (30) days, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. With respect to such locations or warehouse space leased as of the Closing Date and thereafter, if the Administrative Agent has not received a Collateral Access Agreement as of the Effective Date (or, if later, as of the date such location is acquired or leased), the Borrowers’ Eligible Inventory at that location shall be subject to such Reserves as may be established by the Administrative Agent in accordance with the terms of the Credit Agreement. After the Closing Date, no real property or warehouse space where books and records are located or where Eligible Inventory valued in excess of $100,000 will be located shall be leased by such Grantor and no Eligible Inventory valued in excess of $100,000 shall be shipped to a processor or converter under arrangements established after the Closing Date, unless such Grantor shall have used commercially reasonable efforts to obtain a Collateral Access Agreement with respect to such location and if it has not been obtained, the Borrowers’ Eligible Inventory at that location shall be subject to the establishment of Reserves acceptable to the Administrative Agent in accordance with the terms of the Credit Agreement. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.
SECTION 15.14.Deposit Account Control Agreements. Such Grantor will provide to the Administrative Agent promptly upon the Administrative Agent’s request, a Deposit Account Control Agreement or a Securities Account Control Agreement duly executed on behalf of each bank, financial institution or other Person holding a deposit account (other than Excluded Accounts and Excluded Perfection Accounts) or Securities Account of such Grantor as set forth in this Security Agreement.
SECTION 15.15.Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, or, except as set forth in Section 4.1(g) mailing address or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its federal employer identification number or its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least thirty (30) days prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1)

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such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral), provided that, any new location shall be in the continental U.S. Such Grantor shall not change its fiscal year which currently ends on December 31.
SECTION 15.16.Securities. Each Grantor shall ensure that any Equity Interest of a Subsidiary which is included within the Collateral shall at no time constitute a Security and the issuer of any such Equity Interest shall at no time take any action to have such interests treated as a Security unless (a) all certificates or other documents constituting such Security have been delivered to the Administrative Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (b) the Administrative Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.
ARTICLE XVI
EVENTS OF DEFAULT AND REMEDIES
SECTION 16.01.[Reserved].
SECTION 16.02.Remedies.
(a)Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies:
(i)those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;
(ii)those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;
(iii)give notice of sole control or any other instruction under any Deposit Account Control Agreement, Securities Account Control Agreement or any other control agreement and take any action therein with respect to such Collateral;
(iv)without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and
(v)concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

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(b)The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(c)The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.
(d)Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
(e)If, after the Credit Agreement has terminated by its terms and all of the Obligations have been Paid in Full, there remain Swap Agreement Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Agreement Obligations pursuant to the terms of the Swap Agreement.
(f)Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
(g)Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.
SECTION 16.03.Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent upon the occurrence and during the continuation of an Event of Default, each Grantor will:
(a)assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere;
(b)permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay such Grantor for such use and occupancy;
(c)prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration

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statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;
(d)take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and
(e)at its own expense, cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.
SECTION 16.04.Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral), each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to any Grantor), including in such license the right to use, license, sublicense or practice any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein, in each case, until the Secured Obligations have been Paid in Full.
ARTICLE XVII
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
SECTION 17.01.Account Verification. The Administrative Agent may at any time, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.
SECTION 17.02.Authorization for Administrative Agent to Take Certain Action.
(a)Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file any financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) in the case of any Intellectual Property owned by or licensed to such Grantor, execute, deliver and have recorded any document that the Administrative Agent may request to evidence, effect, publicize or record the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, (iii) to endorse and collect any cash proceeds of the Collateral, (iv) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems

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necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (v) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (vi) ~~to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.3~~Intentionally Omitted, (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted under Section 4.1(e)), (viii) to contact Account Debtors for any reason, (ix) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (x) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (xi) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xii) to settle, adjust, compromise, extend or renew the Receivables, (xiii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiv) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xvi) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvii) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.
(b)All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i)-(vii) and Section 6.2(a)(xvii), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.
SECTION 17.03.Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.
SECTION 17.04.Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER, ANY OTHER SECURED PARTY, ANY OF THEIR AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT

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JURISDICTION TO HAVE PRIMARILY RESULTED FROM SUCH PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN PERFORMING ITS ACTIVITIES OR FURNISHING ITS SERVICES UNDER THIS SECURITY AGREEMENT; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
ARTICLE XVIII
~~COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS~~INTENTIONALLY OMITTED
~~7.1 Collection of Receivables.~~
~~(a) Each Grantor shall (i) on or before the Closing Date, execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Deposit Account (unless such Deposit Account is maintained with the Administrative Agent and the Administrative Agent elects to forgo a Deposit Account Control Agreement (it being understood that the Administrative Agent may require such Deposit Account Control Agreement at any time)) maintained by such Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited (each, a “Collateral Deposit Account”), which Collateral Deposit Accounts are identified as such on Exhibit B, and (ii) if requested by the Administrative Agent, establish lock box service (the “Lock Boxes”) with the bank(s) set forth in Exhibit B, which Lock Boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (each, a “Lock Box Agreement”). After the Closing Date, each Grantor will comply with the terms of Section 7.2.~~
~~(b) Each Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements or to a Collateral Deposit Account. The Administrative Agent shall have sole access to the Lock Boxes and Collateral Deposit Accounts at all times and each Grantor shall take all actions necessary to grant the Administrative Agent such sole access. At no time shall any Grantor remove any item from a Lock Box , a Collection Account, or a Collateral Deposit Account without the Administrative Agent’s prior written consent. If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement or to a Collateral Deposit Account after notice from the Administrative Agent, the Administrative Agent shall, notwithstanding the language set forth in Section 6.2(b) be entitled to make such notification directly to such Account Debtor. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. All funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by such Grantor with the Administrative Agent (the “Collection Account”). The Administrative Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 7.3.~~
~~7.2 Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening or replacing any Collateral Deposit Account, other Deposit Account, or Securities Account, or establishing a new Lock Box, each Grantor shall (a) give prior written notice thereof to the Administrative Agent, (b) in the case of a Lock Box or a Collateral Deposit Account, obtain the Administrative Agent’s consent in writing to the opening thereof, and (c) cause each bank or financial institution in which it seeks to open (i) a Collateral Deposit Account, other Deposit Account, or Securities Account (other than an Excluded Account or Excluded Perfection Account), to enter into a Deposit Account Control Agreement or Securities Account Control Agreement with the Administrative Agent in order to give the Administrative Agent Control of such Collateral Deposit Account, other Deposit Account, or Securities Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Administrative Agent in~~

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~~order to give the Administrative Agent Control of the Lock Box and provide for a daily sweep into the Collection Account. In the case of Deposit Accounts, Securities Accounts, or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.~~
~~7.3 Application of Proceeds; Deficiency. All amounts deposited in the Collection Account shall be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited to the Collection Account, be applied (and allocated) by Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement; provided that, so long as no Event of Default has occurred and is continuing, and no Reporting Trigger Period is in effect, collections which are received into the Collection Account shall be deposited into the Borrowers’ Funding Account rather than being used to reduce amounts owing under the Credit Agreement. The Administrative Agent shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.11 of the Credit Agreement, to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.18 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into such Grantor’s general operating account with the Administrative Agent. The Grantors shall remain liable, jointly and severally, for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any other Secured Party to collect such deficiency.~~
ARTICLE XIX
GENERAL PROVISIONS
SECTION 19.01.Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as found by a final, non-appealable judgment of a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
SECTION 19.02.Limitation on Administrative Agent’s and Other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent to (a) fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) fail to exercise collection remedies against Account Debtors or

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other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) dispose of assets in wholesale rather than retail markets, (j) disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.
SECTION 19.03.Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.
SECTION 19.04.Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
SECTION 19.05.Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.12, 4.13, 4.14, 4.15, 4.16, 5.3, 5.4 or 8.7 ~~or in Article VII~~ will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.
SECTION 19.06.Dispositions Not Authorized. No Grantor is authorized to sell or otherwise Dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise Dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Secured Parties.
SECTION 19.07.No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Administrative Agent or any other Secured Party in exercising any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise

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thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Grantors therefrom shall in any event be effective unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth.
SECTION 19.08.Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
SECTION 19.09.Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
SECTION 19.10.Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.
SECTION 19.11.Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
SECTION 19.12.Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.
SECTION 19.13.Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

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SECTION 19.14.Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (a) the Credit Agreement has terminated pursuant to its express terms and (b) all of the Secured Obligations have been Paid in Full.
SECTION 19.15.Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.
SECTION 19.16.CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
SECTION 19.17.CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOS ANGELES, CALIFORNIA.
SECTION 19.18.WAIVER OF JURY TRIAL; JUDICIAL REFERENCE. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO AND EACH PARTY HERETO OR THERETO (OTHER THAN THE ADMINISTRATIVE AGENT) DOES NOT SUBSEQUENTLY WAIVE IN AN EFFECTIVE MANNER UNDER CALIFORNIA LAW ITS RIGHT TO A TRIAL BY JURY, (A) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A REFEREE OR REFEREES TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF

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CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (B) THE GRANTORS SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.
SECTION 19.19.Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the other Secured Parties, and their respective successors, assigns, officers, directors, advisors, agents and employees, from and against any and all liabilities, losses, claims (including intraparty claims), demands, damages, penalties, suits, fees, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the other Secured Parties, or their respective successors, assigns, officers, directors, advisors, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the other Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement).
SECTION 19.20.Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Subject to the terms of the Credit Agreement, delivery of an executed counterpart of a signature page of this Security Agreement that is an Electronic Signature (as defined in the Credit Agreement) transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Security Agreement.
ARTICLE XX
NOTICES
SECTION 20.01.Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement.
SECTION 20.02.Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.
ARTICLE XXI
THE ADMINISTRATIVE AGENT
JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the other Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to Article VIII of the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.
[Signature Page Follows]

28

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IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

THE HONEST COMPANY, INC.,
a Delaware corporation

By:
Name: ______________________________
Title:

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name: ______________________________
Title:

Signature Page to Security Agreement

DB2/ 651979301.4

    EXHIBIT A
    (See Sections 3.2, 3.3, 3.4, 3.9 and 9.1 of Security Agreement)

NOTICE ADDRESS FOR ALL GRANTORS

c/o

Attention:
Facsimile:

INFORMATION AND COLLATERAL LOCATIONS OF {Insert name of applicable Grantor}

I.    Name of Grantor: _____________________________________

II.    Additional Past Names:

PERIOD OF TIME	PRIOR NAME

III.    State of Incorporation or Organization: _______________________________

IV.    Type of Entity: _______________________________________

V.    Organizational Number assigned by State of Incorporation or Organization: _________________

VI.    Federal Identification Number: ________________________________

VII.    Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

    Attention:

VIII.    Locations of Collateral:
Signature Page to Security Agreement

DB2/ 651979301.4

    (a)    Properties Owned by the Grantor:

    (b)    Properties Leased by the Grantor (Include Landlord’s Name):

    (c)    Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements     (include name of Warehouse Operator or other Bailee or Consignee):

DB2/ 651979301.4

    EXHIBIT B
    (See Sections 3.5 ~~and 7.1~~ of Security Agreement)

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	~~Check here if Deposit Account is a Collateral Deposit Account~~	~~Description of Deposit Account if not a Collateral Deposit Account~~

SECURITIES ACCOUNTS

Name of Grantor	Name of Institution	Account Number

~~LOCK BOXES~~

~~Name of Grantor~~	~~Name of Institution~~	~~Lock Box Number~~

DB2/ 651979301.4

    EXHIBIT C
    (See Section 3.7 of Security Agreement)

LETTER OF CREDIT RIGHTS

CHATTEL PAPER

DB2/ 651979301.4

    EXHIBIT D
    (See Section 3.10 and 3.11 of Security Agreement)

INTELLECTUAL PROPERTY RIGHTS1

1 Describe all (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and material Software, separately identifying that owned and licensed to any Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by any Grantor with respect thereto.

DB2/ 651979301.4

    EXHIBIT G
    (See Section 3.13 of Security Agreement and Definition of “Pledged Collateral”)

    LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

    STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

    BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

    OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
    (CERTIFICATED AND UNCERTIFICATED)

DB2/ 651979301.4

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

DB2/ 651979301.4

    EXHIBIT H
    (See Section 3.1 of Security Agreement)

    OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

DB2/ 651979301.4

    EXHIBIT I
    (See Section 4.4 and 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated ________________, ___ is delivered pursuant to Section [4.4][4.8] of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated January 25, 2023, between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent ([as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof,] the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in the Security Agreement.

By:
Name:
Title:

DB2/ 651979301.4

SCHEDULE I TO AMENDMENT

    STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

    BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

    OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
    (CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

DB2/ 651979301.4

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

DB2/ 651979301.4

EXHIBIT J
    COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

DB2/ 651979301.4

ANNEX I TO PLEDGE AND SECURITY AGREEMENT
Reference is hereby made to the Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of January 25, 2023 by and among THE HONEST COMPANY, INC., a Delaware corporation (“Honest”), and certain other entities which become parties to the Security Agreement from time to time, including, without limitation, those that become party thereto by executing a Security Agreement Supplement in substantially the form hereof (such parties, including the undersigned, together with Honest, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement. Each capitalized terms used herein and not defined herein shall have the meanings given to it in the Security Agreement.
By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [__________________________] [corporation] [partnership] [limited liability company] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Security Agreement and agrees to be bound by such Security Agreement as if originally a party thereto. The New Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Secured Obligations.
By its execution below, the New Grantor represents and warrants as to itself that all of the representations and warranties contained in the Security Agreement are true and correct in all respects as of the date hereof. The New Grantor represents and warrants that the supplements to the Exhibits to the Security Agreement attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Security Agreement. The New Grantor shall take all steps necessary to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against the New Grantor’s Collateral, including, without limitation, delivering all certificated Pledged Collateral to the Administrative Agent (and other Collateral required to be delivered under the Security Agreement), and taking all steps necessary to properly perfect the Administrative Agent’s interest in any uncertificated Pledged Collateral.
IN WITNESS WHEREOF, [NAME OF NEW GRANTOR], a [__________________] [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Security Agreement as of this ___________ day of ____________, ____.
[NAME OF NEW GRANTOR]

By:
Name:
Title:

DB2/ 651979301.4

EXHIBIT D

[See attached].

DB2/ 651979301.4